HIGHLY CONFIDENTIAL & TRADE SECRET

Table of Contents

SECTION A – CODE OF ETHICS	1

SECTION B – POLICY ON INSIDE INFORMATION AND PERSONAL SECURITIES TRADING	10

SECTION C – POLICY FOR REPORTING SUSPICIOUS ACTIVITIES AND CONCERNS	33

SECTION D – GIFT AND ENTERTAINMENT POLICY; ANTI-CORRUPTION POLICY	34

SECTION E – POLITICAL CONTRIBUTIONS	46

SECTION F – OUTSIDE BUSINESS ACTIVITIES	47

Code of Ethics	Blackstone | i

HIGHLY CONFIDENTIAL & TRADE SECRET

SECTION A – CODE OF ETHICS

Message from Stephen A. Schwarzman

All of us have every reason to be proud of Blackstone’s high standards. The Firm is committed to preserving its reputation for excellence and integrity in everything we do. Our reputation today is a tribute to all of you and the manner in which you conduct the Firm’s business, and for that we want to thank you wholeheartedly.

It has taken the Firm since 1985 to build that reputation, but we should be fully aware that reputations can be destroyed in a fraction of that time by one brief shortcoming.

None of you can be unaware of the trials and tribulations that have beset Wall Street. More than a few of these problems have arisen because of poor ethical judgments or simply a lack of appropriate standards.

To ensure that everyone fully understands the Firm’s approach and the standards by which we measure ourselves, the enclosed comprehensive Code of Business Conduct and Ethics has been prepared to help guide you in your decision-making.

It is imperative that you read and abide by these standards so that we can continue to be a successful and admired organization in the years ahead.

Thank you again for your diligence and cooperation in helping Blackstone maintain its stellar reputation.

Stephen A. Schwarzman Chairman and Chief Executive Officer

Code of Ethics	Blackstone | 1

HIGHLY CONFIDENTIAL & TRADE SECRET

Business Ethics and Compliance Standards and Procedures

Integrity, honesty and sound judgment are fundamental to the reputation and success of The Blackstone Group Inc. and its respective subsidiaries and affiliates (collectively, “Blackstone”, “BX”, the “Company” or the “Firm”). The policies outlined in this Code of Ethics (the “Code”) are designed to ensure that all Blackstone directors, officers and employees not only conduct themselves lawfully at all times, but also maintain the highest ethical standards in every aspect of their dealings with other employees, the business community, clients, suppliers and government authorities.

The Firm is committed to providing equal employment opportunities to all employees and applicants for employment without regard to race, color, religion, creed, gender, sex, pregnancy, sexual orientation, self-identified or perceived sex, gender identity or expression, the status of being transgender, national origin or ancestry, ethnicity, alienage or citizenship status, age, disability, marital, familial, or partnership status, military or veteran status, predisposing genetic characteristics, status as a victim of domestic violence, sex offense, stalking, arrest or conviction record, caregiver status, credit history, unemployment status, uniformed service, or any other class or status protected by law in accordance with applicable federal, state and local laws. This policy applies to all terms and conditions of employment, including but not limited to hiring, placement, promotion, termination, transfer, leave of absence, compensation and training. In addition, Blackstone prohibits any discriminatory conduct of its agents and non-employees who have contact with employees during working hours or at work-related events.

No employee should be misguided by any sense of false loyalty to the Firm or a desire for profitability that might cause him or her to disobey any applicable law or Firm policy. Violation of Firm policy will constitute grounds for disciplinary action, including, when appropriate, termination of service.

The Firm believes our people are our most important resource. We seek to hire the brightest and most talented and empower them to be better.

Management seeks to (1) foster a stimulating culture where there is a commitment to excellence; (2) promote and reward our personnel for their contributions and achievements; and (3) promote an ethical environment and a sense of mutual trust and shared responsibility.

The material contained in this Code and the Firm’s Global Compliance Policies Manual, (and related supplement), and Code of Ethics (such material referred to herein as the “Code of Conduct” or the “Code”) serves as a guide for employees when faced with legal or ethical questions. The Code is not all-inclusive, and the Firm expects employees to use their own judgment at all times to follow the high ethical standards to which the Firm is committed.

The Firm takes this Code of Conduct very seriously. All employees must follow the ethical standards set forth in this Code and are obligated to report, in a timely fashion, any possible violations of law or of our ethical standards that they may witness or have a reasonable basis to believe exist. Reporting in good faith possible ethical violations by others will not subject you to reprisal. An employee retaliating or punishing another employee for reporting suspected unethical or illegal conduct or any questionable situation may be subject to disciplinary action, up to and including termination, and may be acting in violation of the law. As discussed below, all reports and inquiries will be handled confidentially to the greatest extent possible under the circumstances.

It is the responsibility of employees to read carefully and understand this Code, but we do not expect this Code to answer every possible question an employee may have in the course of conducting business. To this end, employees should keep in mind the following steps as they consider a particular problem or concern:

•	Always ask first, act later: If you are unsure of what to do in any situation, seek guidance before you act.

•	Make sure you have all the facts. In order to reach the right solutions, we must be as fully informed as possible.

Code of Ethics	Blackstone | 2

HIGHLY CONFIDENTIAL & TRADE SECRET

•

Ask yourself: What specifically am I being asked to do? Does it seem unethical or improper? This will enable you to focus on the specific question you are faced with, and the alternatives you have. Use your judgment and common sense; if something seems unethical or improper, it probably is.

•	Clarify your responsibility and role. In most situations, there is shared responsibility. Are your colleagues informed? It may help to get others involved and discuss the problem.

•

Discuss the problem with your supervisor. This is the basic guidance for all situations. In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process. Remember that it is your supervisor’s responsibility to help solve problems.

•

Seek help from individuals other than your supervisor. In situations where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, consider discussing the issue with someone from the Human Resources department. If the issue relates to a specific Financial Industry Regulatory Authority (“FINRA”) or Investment Advisers Act of 1940 (as amended) matter, consider discussing the issue with the Legal and Compliance Department (“LCD”). In the case of accounting, internal accounting controls or auditing matters, consider discussing the issue with the Chief Financial Officer or the audit committee of the board of directors. Interested parties may also communicate directly with the Firm’s non-management directors through contact information located in the Firm’s annual proxy statement.

If employees are concerned about an ethical situation or are not sure whether specific conduct meets the Firm’s standards of conduct, employees are responsible for asking their supervisors or managers, the Chief Legal Officer (“CLO”) or any other representative of the LCD, or the Human Resources Department any questions that they may feel are necessary to understand the Firm’s expectations of them.

If you believe you or another employee may have violated the law or our ethical standards, it is your responsibility to immediately report the violation to your supervisor or manager, a representative of the LCD or the Human Resources Department, or, to the extent permitted by applicable law, the Employee and Reporting Hotline or website described below. Similarly, if you are a supervisor or manager and you have received information from an employee concerning activity that he or she believes may violate the Code or that you believe may violate the Code, you should report the matter to a representative of the LCD or the Human Resources Department, the Audit Committee or the Employee and Reporting Hotline or website described below.

Employees who fail to comply (either in letter or spirit) with these policies, including supervisors or managers who fail to detect or report wrongdoing, may be subject to disciplinary action, up to and including termination of employment. The following are examples of conduct that may result in discipline:

•	Actions that violate a Firm policy;

•	Requesting others to violate a Firm policy;

•	Failure to promptly disclose a known or suspected violation of a Firm policy;

•	Failure to cooperate in Firm investigations of possible violations of a Firm policy;

•	Retaliation against another employee for reporting a good faith integrity concern; and

•	Failure to demonstrate the leadership and diligence needed to ensure compliance with Firm policies and applicable law.

It is important to understand that a violation of certain of these policies may subject the Firm and the individual employee to civil liability and damages, regulatory sanction and/or criminal prosecution.

Code of Ethics	Blackstone | 3

HIGHLY CONFIDENTIAL & TRADE SECRET

Employee and Reporting Hotline

Employees interested in communicating a concern anonymously may call the Employee Hotline toll-free, 24 hours a day from any country in which Blackstone has an office. The hotline is hosted by a third-party provider, EthicsPoint (also known as NAVEX Global). In the US, the hotline can be reached by dialing 1-855-657-8027. Callers from outside the US can find country-specific dialing instructions at www.blackstone.ethicspoint.com by choosing the relevant location from the drop-down menu. Employees may also submit a report online at www.blackstone.ethicspoint.com.

At no time will the Employee Hotline utilize “Caller ID” technologies to identify an employee who wishes to remain anonymous. In order to facilitate positive action in response to employees’ concerns, callers may give their names and work locations. Callers from the European Economic Area are encouraged to give their names and work locations.

All reports and inquiries will be handled confidentially to the maximum extent practicable under the circumstances. As mentioned above, no employee will be subject to retaliation or punishment for good faith reporting of suspected violations of law or of our ethical standards by another employee or for coming forward to alert the Firm of any questionable situation. Furthermore, any person who participates in retaliation against such employee will be subject to disciplinary action, up to and including termination of employment.

Waivers of the Code

Any waiver of any provision of this Code for executive officers or directors of The Blackstone Group Inc. must be approved by the board of directors or a committee of the board of directors of The Blackstone Group Inc. and will be promptly disclosed as required by applicable securities law and/or stock exchange rules.

Respect at Blackstone

When Steve Schwarzman and Pete Peterson formed the Firm in 1985, their aim was to build a group of related businesses, to attract the very best people and to provide an environment in which we could grow to become among the leaders in our respective business areas. That has meant fostering an environment in which there was and is freedom of expression, constant interaction, attentive listening and consideration to personal and business issues at all levels.

All personnel should treat everyone, including fellow employees, clients, vendors and guests, with respect and dignity. We are all individually responsible for creating and maintaining a work environment that is built on these values.

Confidential Information

The Firm regularly comes into possession of Confidential Information (as that term is defined below) in the course of the Firm’s business. The Firm is strongly committed to protecting Confidential Information, whether entrusted to the Firm by an actual or prospective client, investor or portfolio company, generated within the Firm or obtained from some other source. The Firm is also strongly committed to avoiding the misuse, or the appearance of misuse, of such information, whether in connection with the trading of securities or otherwise.

During the course of employment by or association with BX, employees may learn of or have access to information concerning the (i) business, (ii) affairs, (iii) operations, (iv) strategies, (v) policies, (vi) procedures, (vii) organizational and personnel matters related to any present or former employee of BX, including compensation and investment arrangements, (viii) terms of agreements, (ix) financial structure, (x) financial position, financial results or other financial affairs, (xi) actual or proposed transactions or investments, (xii) investment results, (xiii) existing or prospective clients or investors, (xiv) computer programs or (xv) other confidential information related to the business of BX or to its affiliates, actual or prospective portfolio companies or other third parties. Such information may have been or may be provided in written or electronic form or orally or otherwise accessed via a data room portal such as Intralinks. All of such information, from whatever source learned or obtained and regardless of the Company’s connection to the information, is “Confidential Information.”

Code of Ethics	Blackstone | 4

HIGHLY CONFIDENTIAL & TRADE SECRET

Without limiting the foregoing, Confidential Information includes any information, whether public or not, which (1) represents, or is aggregated in such a way as to represent, or purport to represent, all or any portion of the financial or investment results of, or any other information about the investment “track record” of, (a) BX, (b) a business group of BX, (c) one or more funds or portfolio companies managed by affiliates of BX, or (d) any individual or group of individuals during their time at BX, or (2) describes an individual’s role in achieving or contributing to any such investment results.

Confidential Information does not include information that has been made generally available to the public, but information that when viewed in isolation may be publicly known or can be accessed by a member of the public will still constitute Confidential Information for these purposes if such information has become proprietary to BX through BX’s aggregation or interpretation of such information.

Because all of its Confidential Information constitutes a valuable asset of BX and/or BX’s clients, without the prior written consent of BX (which may be given or withheld in BX’s sole discretion) or BX’s clients, as applicable, no employee of BX or any of its affiliates may, while he or she is employed by or associated with BX or at any time thereafter, (a) disclose any Confidential Information to any person except at the direction of BX or its clients, as applicable, (b) make any other use of any Confidential Information except in the business of BX and in a manner which at all times is intended to serve the interests of BX or its clients, or (c) disclose any information (whether or not Confidential Information) concerning BX or its affiliates or its present or former employees, clients or investors to any reporter, author or similar person or entity or take any other action likely to result in such information being made available to the public in any form, including books, articles or writings of any other kind, film, videotape, electronic means of communication or any other medium, except in compliance with BX policy.

Any Firm personnel who fail to comply, either in letter or spirit, with these important policies may be subject to disciplinary action, up to and including termination of employment. The Firm may pursue appropriate legal action against present or former employees or members to enforce these policies.

In addition to complying with the important policies set forth above, employees and members are required to execute a confidentiality agreement prior to the commencement of employment and familiarize themselves with and acknowledge that agreement by their signature, as well as adhere to the policies and procedures set forth in the Firm’s Global Compliance Policies Manual and Investment Adviser Compliance Policies and Procedures. The latter documents contain important additional policies and procedures concerning Confidential Information and related matters.

Notwithstanding any confidentiality or non-disclosure agreement (whether in writing or otherwise, including without limitation as part of an employment agreement, separation agreement or similar employment or compensation arrangement) applicable to a current or former employees, the Firm does not restrict any current or former employee from reporting, communicating, cooperating or filing a complaint on possible violations of federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the, SEC, FINRA, EEOC or NLRB, or from making other disclosures to any Governmental Entity that are protected under the whistleblower provisions of federal, state or local law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Moreover, employees do not need to give prior notice to (or get prior authorization from) Blackstone regarding any such communication or disclosure. In addition, the Firm does not restrict employees from discussing, disclosing or inquiring about wages to the extent consistent with applicable pay equity laws, or from engaging in activity protected by the National Labor Relations Act; for example, non-managerial and non-supervisory employee discussions regarding their terms and conditions of employment.

Code of Ethics	Blackstone | 5

HIGHLY CONFIDENTIAL & TRADE SECRET

Conflicts of Interest

A conflict of interest occurs when an individual’s private interest interferes, or even appears to interfere, with the interests of the Firm as a whole. A conflict of interest may arise when an employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Firm. Loans to, or guarantees of obligations of, such persons are of special concern.

Business decisions and actions must be based on the best interests of the Firm and its clients. Employees may not have outside interests that conflict or appear to conflict with their ability to make business decisions in the best interests of the Firm or its clients. Employees are expected to act solely for the benefit of the Firm and its clients and must not be influenced by a personal interest that may result from other individual or business concerns. Conflicts of interest are to be scrupulously avoided and, if unavoidable, must be disclosed to the LCD at the earliest opportunity. If you have any uncertainty about whether your actions or relationships present a conflict of interest, contact the LCD for guidance.

Family Members and Close Personal Relationships

Conflicts of interest may arise when doing business with organizations in which employees’ family members have an ownership or employment interest. Family members include spouses, parents, children, siblings and in-laws. Employees may not conduct business on behalf of the Firm and may not use their influence to get the Firm to do business with family members or an organization with which an employee or an employee’s family member is associated unless specific written approval has been granted in advance by the Chairman and Chief Executive Officer or the CLO.

Outside Employment / Directorships

All employees are expected to devote their best efforts to their job at all times. Employees may not maintain outside employment activities that compromise job performance or that may present a conflict of interest. All outside business activities are subject to the prior approval of the Firm’s LCD.

Please refer to Section F of this Code of Ethics – Outside Business Activities for more information.

Consultants and Agents

Whenever it becomes necessary to engage the services of an individual or firm to consult for or represent the Firm, special care must be taken to ensure that no conflicts of interest exist between the Firm and the person or firm to be retained. Employees must also ensure that outside consultants and agents of the Firm are reputable and qualified. Agreements with consultants or agents should be in writing and should be approved by the CLO.

Other Situations

Because other conflicts of interest may arise, it would be impractical to attempt to list all possible situations. Any employee, officer or director who becomes aware of a conflict of interest or a potential conflict of interest should bring it to the attention of a supervisor, manager or other appropriate personnel, the LCD or the CLO.

Corporate Opportunities

It is the Firm’s policy that employees, officers and directors may not take opportunities for themselves that are discovered through the use of Firm property, information or position, or use Firm property, information or position for personal gain. Furthermore, employees may not compete with the Firm directly or indirectly. Employees, officers and directors have a duty to the Firm to advance its legitimate interests when the opportunity to do so arises.

Code of Ethics	Blackstone | 6

HIGHLY CONFIDENTIAL & TRADE SECRET

Protection and Proper Use of Firm Assets

Theft, carelessness and waste have a direct impact on the Firm’s profitability. Employees, officers and directors have a duty to safeguard Firm assets and ensure their efficient use. Firm assets should be used only for legitimate business purposes and employees and directors should take measures to ensure against their theft, damage, or misuse.

Firm assets include intellectual property such as trademarks, business and marketing plans, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information is a violation of Firm policy.

Fair Dealing

Each employee, officer and director shall endeavor to deal fairly with the Firm’s equity holders, competitors, suppliers and employees. No employee or director shall take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair practice.

No bribes, kickbacks or other similar payments in any form shall be made directly or indirectly to or for anyone for the purpose of obtaining or retaining business or obtaining any other favorable action. The Firm and the employee, officer or director involved may be subject to disciplinary action as well as potential civil or criminal liability for violation of this policy.

Relationships with Suppliers

The Firm encourages good supplier relations. However, employees may not benefit personally, whether directly or indirectly, from any purchase of goods or services for the Firm. Employees whose responsibilities include purchasing (be it merchandise, fixtures, services or other), or who have contact with suppliers, must not exploit their position at the Firm for personal gain. Generally, employees may not receive cash or other items of value from any supplier, whether directly or indirectly unless it is not pursuant to a quid pro quo and is not related to hiring or other business decisions (e.g., random chance raffle). Ordinary and customary periodic holiday gifts of a de-minimis amount are also permitted, subject to compliance with any requirements of BX as well as the business group in question.

Compliance with Laws

The Firm operates strictly within the bounds of the laws, rules and regulations that affect the conduct of our business. All employees are expected to know and to follow the law. Supervisors, managers or other appropriate personnel must ensure that employees understand and are informed of the requirements relating to their jobs. They must also be available to answer employee questions or concerns and, when necessary, to guide them to other subject-matter experts, including the Firm’s outside counsel. There are serious consequences for failing to follow any applicable laws, rules and regulations, up to and including termination of employment and potential criminal and civil penalties.

Governmental Filings and Responding to Governmental and Regulatory Requests

It is Firm policy to cooperate with all reasonable requests concerning Firm business from US federal, state, municipal and foreign government agencies, such as the Federal Trade Commission, the Securities and Exchange Commission and the Department of Justice, and from regulatory organizations such as FINRA and the New York Stock Exchange. All contacts, inquiries, or requests – written or oral – for information or documents by governmental or self-regulatory authorities, including representatives of the SEC, FINRA, the states and non-US regulators, should be reported immediately to the applicable CLO. In the case of telephone requests, the employee receiving the request should make sure to obtain the name, agency, address, and telephone number of the representative making such request and refer the inquiry to the LCD. With respect to filings made with US federal, state, municipal and foreign governmental agencies, particularly those filings (e.g., Hart-Scott-Rodino filings) that are made in connection with an investment by the Firm, it is Firm policy that counsel retained by the Firm must generally be consulted prior to the submission of the filing with such agencies. In the event a decision not to contact outside counsel is made, written notification must be made to the CLO.

Code of Ethics	Blackstone | 7

HIGHLY CONFIDENTIAL & TRADE SECRET

Insider Trading

The Firm’s policy against insider trading is designed to promote compliance with securities laws and to protect the Firm as well as Firm representatives from the very serious liability and penalties that can result from violations of these laws. The Firm is committed to maintaining its reputation for integrity and ethical conduct and this policy is an important part of that effort. It is BX’s policy that directors, executive officers and other employees of BX may not trade securities, of the Firm or otherwise, about which they learn material, non-public information. They are also prohibited from passing on such information to others who might make an investment decision based on it. Any questions as to whether information is material or has been adequately disclosed should be directed to the LCD.

In addition, directors, executive officers and employees are prohibited from engaging in transactions in BX’s securities that are inconsistent with a long-term investment in BX, signal a lack of confidence in BX or may lead to the appearance of insider trading. Such transactions include any trading activity designed to profit from fluctuations in the price of these securities, such as “day trading” and arbitrage trading, short sales, buying securities on margin, and the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivative securities or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of BX’s securities.

Any violation of the Firm’s policies and procedures regarding personal securities trading by an employee or an employee’s family member may result in dismissal, suspension, with or without pay, or other disciplinary sanctions against the employee, whether or not the violation of the Firm’s policy also constitutes a violation of law.

Please refer to Section B of this Code of Ethics – Policy on Inside Information and Personal Securities Trading for more information.

Document Retention

Destruction or falsification of any information that the Firm is required to retain pursuant to legal or regulatory requirements, or that is potentially relevant to any violation of law, government investigation or civil legal matter, may lead to prosecution for obstruction of justice, regulatory action, legal sanctions or other adverse consequences for the Firm. The Firm’s Information Management and Legal Holds Policies govern the Firm’s retention, preservation or destruction of information. Employees are required to manage, retain and dispose of Firm information in accordance with those policies. Questions with regard to retention or destruction of information should be directed to the CLO. Please refer to the Firm’s Information Management Policy, Legal Holds Policy, and various compliance manuals for other provisions relating to information retention and disposal.

Taxes

The Firm and its employees, whether acting on behalf of the Firm or individually, are not permitted to attempt to evade taxes or the payment of taxes. Neither should employees solicit clients on the basis of nor actively participate in assisting clients in attempting to evade the tax laws. The Firm and its employees, whether acting on behalf of the Firm or individually, are not permitted to (i) make false statements to tax authorities regarding any matter, (ii) file fraudulent returns, statements, lists or other documents, (iii) conceal property or withhold records from tax authorities, (iv) willfully fail to file tax returns, keep required records or supply information to tax authorities or (v) willfully fail to collect, account for or pay a tax.

None of this prevents you from arranging your personal affairs in a manner serving to lawfully minimize the tax you are required to pay, and in so doing, you can consider all allowable deductions and credits that you may be entitled to claim.

In addition to complying with the tax laws, employees must cooperate fully with any regulatory entity or governmental authority and may not interfere with the administration of the tax laws. Payments and gifts to tax agents and other government officials are strictly prohibited. To this end, employees are required to refer business inquiries to the CLO and respond immediately to personal inquiries from a tax authority, including summons to testify or produce books, accounts, records, memoranda or other papers.

Code of Ethics	Blackstone | 8

HIGHLY CONFIDENTIAL & TRADE SECRET

Maliciously False, Defamatory, or Other Unlawful Remarks

Maliciously false, defamatory, or other unlawful remarks or statements about the Firm or any of its personnel are strictly prohibited. No employee of the Firm, directly or indirectly, may make, while in the employ of the Firm or at any time thereafter, any such remarks or statements (whether of a professional or personal nature) to any individual or other third party (including without limitation any present or former member, partner or employee of the Firm) or entity regarding the Firm or any of their respective affiliates, members, partners or employees, or regarding such employee’s relationship with the Firm or the termination of such relationship.

Employees who violate this policy may be subject to disciplinary action, up to and including termination of employment. The Firm may also pursue appropriate legal action against present or former employees or members to enforce this policy.

This policy does not prohibit employees from making truthful disclosures to governmental agencies.

Doing Business Internationally

While the Firm must adapt to business customs and market practices in global markets, all employees worldwide should adhere to applicable US laws and regulations and Firm standards. Every employee involved in non-US operations should also respect the laws, cultures and customs of all countries in which the Firm operates and should conduct the Firm’s overseas activities in a way that contributes to development in all such locales.

Foreign Corrupt Practices Act / UK Bribery Act

Blackstone and its employees, agents and representatives must conduct their activities in full compliance with all applicable anti-corruption laws, including without limitation, the US Foreign Corrupt Practices Act (“FCPA”), the UK Bribery Act, and any other anti-corruption laws that are in effect in the country in which the Blackstone employee, agent or representative operates.

The FCPA reaches conduct occurring outside of the territorial boundaries of the United States and applies to domestic and foreign subsidiaries of Blackstone and to both US citizens and non-US citizens. Under the FCPA:

•

Blackstone and its Senior Managing Directors, agents, officers and employees are prohibited from making or authorizing the payment of either money or anything of value, directly or indirectly, to government officials, political parties or candidates for political office outside the United States to win or retain business or influence any act or decision of such officials;

•	All books, records and accounts, domestic and overseas, must accurately and fairly reflect business transactions and dispositions of Blackstone’s assets;

•	A system of internal accounting controls must be maintained to provide adequate corporate supervision over the accounting and reporting activities at all levels.

For information regarding the FCPA and the UK Bribery Act, please refer to Section D of this Code of Ethics.

Disclaimer

This Code is designed to acquaint directors, executive officers and employees with the Firm’s policies with respect to business conduct and ethics.

The information contained in this Code is not intended to represent all of the Firm’s policies. In addition, directors, executive officers and employees should be aware that the Firm may revise, supplement or rescind any policies or portions of this Code at any time as it deems appropriate, in its sole and absolute discretion. This Code is the property of the Firm.

Code of Ethics	Blackstone | 9

HIGHLY CONFIDENTIAL & TRADE SECRET

SECTION B – POLICY ON INSIDE INFORMATION

AND PERSONAL SECURITIES TRADING

(Extracted from the Blackstone Inc. Global Compliance Policies Manual)

ARTICLE IV – CONFIDENTIAL INFORMATION AND SECURITIES TRADING

A.	Introduction

The Company and its related entities regularly come into possession of confidential information in the course of their business. BX is strongly committed to protecting confidential information, whether that information is entrusted to the Company by an actual or prospective client, investor or a portfolio company, generated within BX or obtained from some other source. The Company is also strongly committed to avoiding the misuse, or the appearance of misuse, of such information, whether in connection with the trading of securities or otherwise.

In order to comply with all applicable federal and state laws and regulations to which BX and its employees are subject, including those prohibiting the misuse of material, non-public information, to safeguard confidential information, to protect BX’s reputation for integrity, to maintain client confidences and to avoid even the appearance of impropriety, BX has adopted the following policies and procedures. These policies and procedures apply to all employees of the Company and, in regard to personal securities trading, to all employees’ Family (as defined in Section E(1)(b)(iii) below) members. All employees are expected to follow these policies and procedures strictly and to ensure that, where required, an employee’s Family also strictly follows them.

For purposes of this Article IV, “employees” shall also extend to specified senior advisors, consultants, temporary personnel and similar individuals whom LCD deems to be “supervised persons” within the meaning of Section 202(a)(25) of the Advisers Act, or whom LCD otherwise deems to be subject to all or certain provisions of this Article IV by virtue of such person’s role and/or access to confidential information.

As part of their Annual Acknowledgement Form or other periodic basis determined by BX, each employee will be required to certify in writing that (i) he or she has received, reviewed, understands and reaffirms his or her agreement to abide by all of BX’s policies and procedures, (ii) he or she has complied with those policies and procedures, and (iii) he or she has no reason to believe that a violation of those policies or procedures, or the applicable federal or state securities laws or regulations, has occurred at BX.

B.	Handling and Use of Confidential and Material, Non-public Information

1.	Confidential Information

During the course of employment by or association with BX, employees may learn of or have access to information concerning the (i) business, (ii) affairs, (iii) operations, (iv) strategies, (v) policies, (vi) procedures, (vii) organizational and personnel matters related to any present or former employee of BX, including compensation and investment arrangements, (viii) terms of agreements, (ix) financial structure, (x) financial position, financial results or other financial affairs, (xi) actual or proposed transactions or investments, (xii) investment results, (xiii) existing or prospective clients or investors, (xiv) computer programs or (xv) other confidential information related to the business of BX or to its affiliates, actual or prospective portfolio companies or other third parties. Such information may have been or may be provided in written or electronic form or orally or otherwise accessed via a data room portal such as Intralinks. All of such information, from whatever source learned or obtained and regardless of the Company’s connection to the information, is “Confidential Information.”

Code of Ethics	Blackstone | 10

HIGHLY CONFIDENTIAL & TRADE SECRET

Without limiting the foregoing, Confidential Information includes any information, whether public or not, which (1) represents, or is aggregated in such a way as to represent, or purport to represent, all or any portion of the financial or investment results of, or any other information about the investment “track record” of, (a) BX, (b) a business unit of BX, (c) one or more funds or portfolio companies managed by affiliates of BX, or (d) any individual or group of individuals during their time at BX, or (2) describes an individual’s role in achieving or contributing to any such investment results.

Confidential Information does not include information that has been made generally available to the public, but information that when viewed in isolation may be publicly known or can be accessed by a member of the public will still constitute Confidential Information for these purposes if such information has become proprietary to BX through BX’s aggregation or interpretation of such information.

The need to exercise care in the handling and use of Confidential Information must be of constant concern to all employees. If an employee has any question as to the meaning of, or whether a particular action would violate, any of the policies or procedures set forth in this Manual section, he or she should promptly contact the LCD and, in any event, always do so before undertaking any such action.

Any breach of BX’s Confidential Information policies shall be reported immediately to the LCD.

a.

Because all of its Confidential Information constitutes a valuable asset of BX and/or BX’s clients, without the prior written consent of BX (which may be given or withheld in BX’s sole discretion) or BX’s clients, as applicable, no employee of BX or any of its affiliates may, while he or she is employed by or associated with BX or at any time thereafter, (a) disclose any Confidential Information to any person except at the direction of BX or its clients, as applicable, (b) make any other use of any Confidential Information except in the business of BX and in a manner which at all times is intended to serve the interests of BX or its clients, or (c) disclose any information (whether or not Confidential Information) concerning BX or its affiliates or its present or former employees, clients or investors to any reporter, author or similar person or entity or take any other action likely to result in such information being made available to the public in any form, including books, articles or writings of any other kind, film, videotape, electronic means of communication or any other medium, except in compliance with BX policy.

b.

Nothing in this Manual prohibits or impedes any current or former employee from communicating, cooperating or filing a complaint on possible violations of federal, state or local law or regulation to or with any governmental agency or regulatory authority (collectively, a “Governmental Entity”), including, but not limited to, the SEC, FINRA, EEOC or NLRB, or from making disclosures to any Governmental Entity that are protected under the whistleblower provisions of federal, state or local law or regulation, provided that in each case such communications and disclosures are consistent with applicable law. Current or former employees do not need to give prior notice to (or get prior authorization from) BX regarding any such communication or disclosure.

Code of Ethics	Blackstone | 11

HIGHLY CONFIDENTIAL & TRADE SECRET

c.

Upon the termination of employment or association with BX for any reason, all employees must promptly turn over to BX all copies of all documents and other materials, in whatever form maintained (e.g., typewritten, handwritten, tape recorded, electronically stored), containing, reflecting, or otherwise relating in any way to, Confidential Information. This includes, but is not limited to, materials relating to the Company’s internal operations, such as copies of billing documents, time sheets, internal memoranda, and compliance materials, as well as BX’s business matters, such as completed or draft transactional documents.

d.

If upon his or her termination of employment or association for any reason, an employee wishes to remove personal non-confidential material and/or property with him or her in connection with such employee’s departure, the removal of such material and/or property must be reviewed and approved by the relevant supervisor or his/her representative and approved by an LCD representative.

e.

All Confidential Information and property learned or developed in the course of employment at BX is at all times the exclusive property of the Company. Employees do not have and are prohibited from exercising ownership or other rights or interests inconsistent with BX’s exclusive rights in any such information or property.

f.

If an employee would like to obtain Confidential Information (including via data rooms such as Intralinks) from a third party, the employee must first inform a member of the LCD. If an employee anticipates receiving Confidential Information pursuant to a confidentiality agreement, the employee must submit such agreement to a member of the LCD for his or her review and approval. If Confidential Information is the subject of a confidentiality agreement or other restrictions, employees should be careful to ensure compliance with such agreement or restrictions. Any employee exposed to Confidential Information subject to such agreement or restrictions should be advised promptly of the existence and substance of the same. The LCD should also approve any such agreement or restrictions.

2.	Inside Information

Under many circumstances, Confidential Information is also considered material non-public information (“Inside Information”). Inside Information is defined to include material, non-public information received, directly or indirectly, from an issuer of securities, a client, person or entity to whom the Company owes a fiduciary duty or duty of confidentiality, a BX portfolio company, or BX itself. Depending on the facts and circumstances, Inside Information could also include information from a portfolio company of a fund managed by an entity in which BX or one of its affiliates owns an interest. Inside Information also includes information from any source that is misappropriated—i.e., wrongfully obtained, wrongfully used or wrongfully transmitted. An issuer means an issuer with traded securities (including syndicated loans) on a public exchange and securities which trade on unregistered equity and debt markets. In the context of a tender offer, material, non-public information obtained directly or indirectly from the offeror, target company or the agents of either is also considered Inside Information. Material, non-public information received from one having a fiduciary or confidential relationship with an issuer of securities, such as a target company’s law firm, investment banking advisor or consultants, should be treated as Inside Information to the same extent as if the information came directly from the issuer itself.

Code of Ethics	Blackstone | 12

HIGHLY CONFIDENTIAL & TRADE SECRET

a.

Information is material if it has potential “market significance,” meaning that (i) it is reasonably likely to have a substantial effect on the price of a company’s securities, (ii) there is a substantial likelihood that knowledge of the information would be considered important by the reasonable investor in making an investment decision regarding an issuer’s security, or (iii) there is a substantial likelihood that the reasonable investor would consider disclosure of the information to significantly alter the “total mix” of information publicly available relating to an issuer’s securities. As a common sense guide, information should be considered material if public disclosure of the information would likely affect the price of an issuer’s securities. Exhibit A contains a non-exhaustive list of corporate and other developments which might be considered material.

b.

Information should be considered non-public unless employees can point to some specific fact or event indicating that the information has been generally disseminated to the public by the issuer, such as disclosure in a press release, over a wire service, on the broad tape, on the Internet, in newspapers or radio, or television or other public media or in publicly filed documents such as proxy statements and prospectuses. Information is not “public” if disseminated through unauthorized sources, such as market rumors or market speculation.

c.

Information should also be considered non-public even when it has been publicly disclosed until a reasonable period of time has elapsed following disclosure for the information to be “digested” by the securities markets. What constitutes a reasonable period of time will vary depending on a number of factors. The dissemination of a market rumor should not be considered to be sufficient disclosure to constitute public disclosure of the information.

d.

Whether information is Inside Information may depend on all of the facts and circumstances of a given situation, and the determination may require the application of sophisticated legal analysis that itself depends on the evolving state of the law. Accordingly, when employees have any doubt whatsoever as to whether information in their possession is Inside Information, from whatever source learned or obtained, they must (i) treat the information as Inside Information, (ii) refrain from trading in their own personal, family, firm or fund accounts, (iii) refrain from communicating it further, and (iv) promptly contact the LCD. Employees are not to make any materiality judgments; materiality judgments may be made only in connection with LCD personnel. In addition, if employees have reason to suspect that they have come into possession of Confidential Information from any source outside BX not in the ordinary course of BX’s business, they should also refrain from communicating it further and promptly notify the LCD.

e.

If an employee is a member of a Board of Directors of any entity, BX shall reflect such fact on BX’s Watch List and monitor trading in such entity’s Securities as necessary (see also Section C(5)(a) below).

f.

Information learned from government officials, lobbyists or political consultants (each, a “Government Insider”) could be considered material non-public information if it is information concerning a company, security, industry or economic sector, or real or personal property that is not available to the general public and would be considered important when making an investment decision.

If an employee receives information from a Government Insider and are unsure if it would be considered material non-public information, please contact the LCD.

Code of Ethics	Blackstone | 13

HIGHLY CONFIDENTIAL & TRADE SECRET

g.

Inside Information received from or relating to one BX client, whether or not that information relates to traded securities or loans, may not be misused for the benefit of BX or other BX clients. Similarly, Inside Information received from or relating to a BX portfolio company (or a portfolio company of a fund managed by an entity in which BX or one of its affiliates owns an interest), whether or not that information relates to traded securities or loans, may not be misused for the benefit of BX or its clients. Any questions as to the appropriate use of Inside Information in this context, should be addressed to the LCD.

h.

ALL BX EMPLOYEES ARE PROHIBITED FROM DISCUSSING OR DISSEMINATING INSIDE INFORMATION ABOUT ANY DEALS DESIGNATED AS “MAR DEALS” OTHER THAN TO SMDS/MDS AND AS OUTLINED IN THE BUSINESS UNIT’S MAR DESKTOP PROCEDURES ON THE LCD INTRANET.

i.

ALL BX EMPLOYEES ARE PROHIBITED FROM TRADING WHILE IN POSSESSION OF, OR TIPPING ON THE BASIS OF, MATERIAL, NON-PUBLIC INFORMATION, WHETHER ON BEHALF OF BX OR FOR THEIR PERSONAL OR FAMILY ACCOUNTS. TRADING WHILE IN POSSESSION OF, OR TIPPING ON THE BASIS OF, MATERIAL, NON-PUBLIC INFORMATION COULD ALSO RESULT IN CIVIL OR CRIMINAL LIABILITY, INCLUDING FINES, IMPRISONMENT, DISGORGEMENT OF THE PROFITS REALIZED OR LOSSES AVOIDED AS A RESULT OF THE ILLEGAL TRADING OR TIPPING AND OTHER SANCTIONS. EMPLOYEES SHOULD BE AWARE THAT BX MAY INITIATE OR COOPERATE IN PROCEEDINGS RESULTING IN SUCH LIABILITY.

C.	The Information Wall

1.	Basic Policy

An Information Wall is a set of written policies and procedures adopted by a multi¬-service investment and advisory firm designed to control and prevent the dissemination of non-public information concerning an issuer of securities between the departments or business units which regularly come into possession of, or generate, such information (e.g., Private Equity, Real Estate and TacOps) and each department that engages in trading securities (e.g., BAAM and BXC).

Employees are prohibited from disclosing Confidential Information (see Section B above) to any person inside BX, except to the extent that such person has a bona fide “need to know” such information in furtherance of BX’s business, including management and supervisory functions and the administration of the Company’s compliance policies and procedures, or a client transaction.

Exhibit B details general policies for communications among BX’s business units, and all employees should carefully review these policies and procedures.

Code of Ethics	Blackstone | 14

HIGHLY CONFIDENTIAL & TRADE SECRET

2.	Document and Information Control

Safeguarding and Disposing of Confidential Information in the Office

a.

Employees must safeguard documents and other materials that contain Confidential Information. These materials must not be left exposed to public access. Such materials should be stored in desk or file drawers, cabinets, offices, or otherwise secured from public access when not in use. When in use, employees must be careful not to leave such documents unattended unless precautions are taken to secure them from public access. Employees should close their office doors when leaving their offices while materials that contain Confidential Information are in public view.

Employees must be careful when disposing of documents or other materials that contain Confidential Information and should use locked shredding bins or paper shredders.

b.

When appropriate (e.g., for public companies or MAR deals), information systems files and directories should use client code names and code numbers. Non descriptive and non-revealing code names and numbers should be assigned to projects and the companies involved at the earliest possible time, such as upon the acceptance of a client assignment or active consideration of a proprietary transaction.

c.

Employees should be careful to avoid making unnecessary copies of documents containing Confidential Information. Copying should generally be limited to current distribution and work needs. Employees should also be careful when emailing documents containing Confidential Information (e.g., check email distribution lists prior to sending any such documents to ensure that the Confidential Information is not inadvertently shared with any unauthorized individuals).

d.

Whenever possible, work involving Confidential Information should be delegated to appropriate employees in the following order: (i) permanent employees, (ii) temporary employees who regularly work for BX, and (iii) other temporary employees.

Safeguarding and Disposing of Confidential Information Outside of the Office

a.

When materials containing Confidential Information are taken from the office, employees must be careful to ensure that such materials are secure from public view. Materials containing Confidential Information must be removed from BX’s offices only for bona fide business reasons. Materials containing Confidential Information should not be discarded outside of BX’s offices unless absolutely necessary. Particular care must be exercised in those situations where such materials are discarded outside of the Company’s offices so that Confidential Information is not retrievable.

Employees must be particularly careful not to expose such materials removed from the office to public view while in use or otherwise (e.g., employees should use privacy screens when using portable computers and not review documents containing Confidential Information in public view).

Code of Ethics	Blackstone | 15

HIGHLY CONFIDENTIAL & TRADE SECRET

Employees must be careful not to disclose Confidential Information inadvertently. Such information (e.g., the names or other identifying characteristics of companies or persons associated with companies involved in actual or prospective transactions or developments) should not be mentioned in discussions in public settings, such as in elevators, bathrooms, taxicabs, airplanes and restaurants.

In light of the increased prevalence of working remotely due to the COVID-19 pandemic, heightened attention should be paid to ensuring that all Confidential Information is properly protected in remote working environments. For example, printing remotely is prohibited unless explicitly approved by the LCD.

b.

Employees must be careful that they are not overheard when discussing matters involving Confidential Information on the telephone or otherwise (e.g., speaker telephones should be used in a way so that outsiders who might be in BX’s offices are not inadvertently exposed to such information).

c.

Employees should be careful about revealing their whereabouts or the whereabouts of colleagues concerning business-related trips when they are out of the office to persons outside BX unless authorized to do so.

Employees also must be careful not to reveal the whereabouts of “private side” employees to other employees unless authorized to do so.

3.	Sensitive Area Controls

a.	Employees must check their offices, conference rooms and workspaces for materials containing Confidential Information prior to bringing outside persons or other employees into these areas.

Employees must be careful to limit access to offices, conference rooms and workspaces in use when such rooms are left unattended while materials containing Confidential Information are left inside them.

When finished with a conference room or workspace, employees should be careful to ensure that materials containing Confidential Information are removed or properly discarded.

b.

Visitors to the Company must not be allowed to enter the non-public areas of the firm unescorted; rather, visitors must be escorted to their destination within the Company. Visitors attending meetings at the Company should not be permitted access to areas not related to the purpose of their meeting. As a general rule, visitors must not be left unattended in offices or other areas where they may be exposed to Confidential Information.

c.	Employees must be careful to avoid discussing Confidential Information in the reception area and other public areas of the Company.

Reception or secretarial records should be kept out of public view to the extent possible. Employees should be careful not to inadvertently leave materials that contain Confidential Information in the reception area or other public areas of BX.

Code of Ethics	Blackstone | 16

HIGHLY CONFIDENTIAL & TRADE SECRET

Care should be taken in announcing visitors when other persons are present in or around the reception area, or other areas where announcements are made.

4.	Information Systems Controls

a.

Each BX business unit has its own computer drive, where its electronic documents are generally stored. Personnel in one BX business unit may not receive access to the computer drives used by other business units without the written consent of the LCD.

b.	Users should not use unencrypted, non-BX issued, personal removable media devices (e.g., USB flash drives, portable hard drives, CD/DVDs) without prior approval from the Cybersecurity team.

c.

Blackstone e-mail, Box, and Diligent are the only firm-approved tools for sharing files with external parties. Requests to use any other tools, e.g., DropBox, Google Drive, Gmail, etc., should be submitted to the Cybersecurity team for evaluation via a Service Desk request. Upon acceptance of a valid business use case, a Cybersecurity policy exception may be granted.

d.

Access to BX laptops, workstation computers, network computer systems, and other systems that may contain Confidential Information must not be granted to non-BX personnel or to employees outside of their business unit.

As a general matter, individual project directories, shared drives, including approved cloud file-sharing sites, e.g., Box and Diligent, and removable media should only be utilized by, and access should be limited to, those employees who have a legitimate “need to know” (i.e., involved in the transactional or other business project to which the directories, drives or removable media relate), with appropriate consideration to information barrier designation, see Exhibit—B for more information.

Please consult Blackstone’s End User Cybersecurity Policy, accessible through BX’s Intranet, for specific policies and procedures regarding the use of data storage systems and devices.

e.	Bloomberg or other market-data terminals in public areas should not be programmed for continuous viewing of target company securities.

f.

Employees should be careful to avoid making unnecessary copies of files containing Confidential Information, whether in printed or electronic form. Employees should also be careful to monitor the distribution of such copies.

g.	Employees should lock their computer when they leave it unattended and use privacy screens on laptops when working in public spaces.

5.	Other Information Wall Policies and Procedures

a.

Some employees or members of their Family (as defined in Section E(1)(b)(iii) below)) may be directors of public corporations or “insiders” for purposes of the federal securities laws (“BX Insiders”) (see also Section B(2) above). It is the general policy of BX that Confidential Information received by BX Insiders in their capacity as insiders is not to be disseminated within BX and steps must be taken to ensure the Confidential Information is kept under secure conditions. It is also the general policy of BX that no BX personnel may solicit or discuss with BX Insiders Confidential Information about the company with which the BX Insider is associated.

Code of Ethics	Blackstone | 17

HIGHLY CONFIDENTIAL & TRADE SECRET

As an exception to this policy, and only with the LCD’s prior approval, BX employees engaged in transactional activities involving the BX Insiders’ associated company may have access to such information in connection with the transactional activity.

b.

Non-BX personnel, such as consultants, temporary personnel and senior advisors involved in providing services to BX generally are required to execute a confidentiality agreement. Accordingly, employees arranging for such services should promptly inform HR or the LCD so that such agreement can be executed before an assignment begins. For any consultants, temporary employees, or senior advisors that are retained to engage or advise on specific business transactions or industries, please contact the LCD to arrange the execution of the confidentiality agreement.

c.

In general, marketing personnel associated with a particular business unit should not have access to another business unit’s potentially market-moving information (e.g., information about pending transactions or non-public information about a portfolio company). Accordingly, notes and other information should not be input into any of Company’s firm-wide marketing database (e.g., Salesforce) if they include (i) non-public information about pending BX transactions, (ii) non-public information about any BX portfolio company, or (iii) information that is not appropriate to share outside of the business unit to which it relates. In general, however, marketing personnel in any business unit can have access to non-public information from other groups to the extent that such information is contained in general pitch books. In addition, marketing personnel from one group should not attend or dial in to another group’s weekly investment meetings or receive distributions of memos and agendas relating to such meetings. One or more members of the LCD periodically reviews the information posted on the marketing database to ensure that BX personnel are not posting any Confidential Information therein.

6.	Third-Party Research Providers

The LCD has adopted policies and procedures designed to ensure that consultations arranged through third party research providers, commonly referred to as “expert networks”, do not lead to improper dissemination of material, non-public information.

Such procedures may from time to time be supplemented by communications from the LCD. The procedures for each business unit that utilizes expert networks are attached to the Business Unit Manual for such group.

“Big data” refers to large, complex data sets which are analyzed to recognize patterns or correlations and identify trends. Procedures for onboarding and performing diligence on “big data” providers are maintained by the LCD, which should be consulted prior to engaging any big data provider.

7.	Value Added Investors

From time to time, investors categorized as “Value Added Investors” may subscribe to BX funds (e.g., public company executives). Such Value Added Investors may be in possession of Inside Information, and BX employees who interact with such Value Added Investors should be mindful of the potential receipt of Inside Information and should promptly notify LCD if any Inside Information may have been received through such interactions.

Code of Ethics	Blackstone | 18

HIGHLY CONFIDENTIAL & TRADE SECRET

8.	Information Risk and Cybersecurity

The Information Technology Department has implemented a comprehensive written information risk and cybersecurity program designed to protect personal information and sensitive company data of all BX clients and employees. The related policies, standards, guidelines, and procedures are accessible through the Technology page of BX’s Intranet.

9.	Prohibition on Directing Portfolio Company Commodity Trading (CFTC Position Limits)

For purposes of determining compliance with the position limit levels in CFTC Rule 150.2, BX funds that directly or indirectly use futures or options on futures generally avail themselves of the exemption in CFTC Rule 150.4(b)(2), commonly referred to as the “owned entity exemption,” in order to disaggregate their direct or indirect positions and trading in futures and options on futures from positions held by and trading executed through portfolio companies in which they hold 10% or more of an ownership or equity interest. US futures exchanges generally have a corresponding aggregation exemption. In this context, BX personnel are prohibited from (a) gaining access to or receiving data from portfolio companies, (b) directing, advising or coordinating with portfolio companies and (c) sharing personnel or risk management systems with portfolio companies, in each case with respect to the portfolio companies’ trading decisions in futures and options on futures.

The Hedge Fund Solutions Group relies on certain additional exemptions from aggregation as it relates to underlying hedge fund investments and sub-advisors.

The nine agricultural commodities that are subject to CFTC position limits are: (i) corn and mini-corn; (ii) oats; (iii) soybeans and mini-soybeans; (iv) wheat and mini-wheat; (v) soybean oil; (vi) soybean meal; (vii) hard red spring wheat; (viii) cotton no. 2; and (ix) hard winter wheat. As noted above, futures and commodity exchanges impose position limits on most other futures and options on futures contracts.

10.	Contacts with Management and Representatives of Issuers

While employees should always be mindful as to whether they have received Inside Information, interactions with management of public companies and issuers of public debt, as well their advisors, present heightened risk of receipt of Inside Information. Employees are not prohibited from contacting management and appropriate representatives of an issuer concerning its business, operations or prospects, including appropriate representatives of a party to a prospective transaction or the investment bankers, lawyers or other advisors to a party to a prospective transaction. However, employees engaged in such contacts must (i) contact only those persons who are reasonably likely to have authority to make disclosure on behalf of the issuer, (ii) identify themselves (including the nature of their responsibilities at BX), (iii) state the reason for the contact and (iv) unless the business unit has decided it is willing to put the company on its Restricted List, make clear that they do not seek any information other than that which has been disclosed to members of the public. To the extent employees believe they may have received Inside Information through these interactions or otherwise, they must (i) treat the information as Inside Information, (ii) refrain from trading in their own personal, family, firm or fund accounts, (iii) refrain from communicating it further and (iv) promptly inform LCD so that appropriate measures may be implemented.

Code of Ethics	Blackstone | 19

HIGHLY CONFIDENTIAL & TRADE SECRET

D.	Trade Clearance, Restricted Lists, and Conflicts Clearance

1.	General Principles

To ensure compliance with applicable law governing Inside Information as well as BX policy, all trades contemplated by private-side business units shall be pre-cleared by LCD, except in limited circumstances (e.g., government securities and index derivatives). A public-side business unit may trade as long as the issuer is not on its applicable control list (e.g., the BXC Trade Control List).

As part of this commitment to compliance with laws governing Inside Information, BX has elected to apply legal standards applicable under US securities laws to all trades undertaken by BX and its personnel worldwide. Subject to limited exceptions made by BX’s Global Head of Compliance or his or her designee, this approach will govern all trades by all business units regardless of jurisdiction or listing exchange, even if US standards would not apply as a matter of law and where applicable local securities laws and related regulations may be more lenient than US law. Accordingly, the presumptive expectation is that LCD will take steps to ensure that all trades in all instances comply with US legal standards, to the same degree as if the trade were governed by US law.

As described further below in Section D(6), the respective business units may supplement this policy with additional requirements in order to ensure compliance with any local regulations and regulatory expectations concerning trading for their businesses that exceed or are otherwise different from US standards.

2.	Watch and Restricted Lists[1]

The Watch and Restricted Lists are lists of companies which are maintained confidentially and restrict trading or other activity in the listed securities, although exceptions may be allowed and inclusion on either the Watch or Restricted List is not dispositive as to the trading determination, as there may be circumstances where a trade in an issuer listed on the Watch List or Restricted List would be permissible. Other than LCD personnel, the sharing of information about securities listed on Watch or Restricted Lists maintained by business units on the public side with BX personnel in business units on the private side, and vice versa, is subject to appropriate wall crossing processes.

The Restricted List is used where BX possesses, or is likely to come into possession of, Inside Information concerning a company. The Watch List is generally used where BX is considering an investment in, or a transaction involving, a company on a public basis. BX personnel are responsible for notifying the LCD when one of the aforementioned situations occurs.

a.	Maintenance of the Watch and Restricted Lists

A company should be added to the Restricted List as soon as BX or one of its affiliates signs a deal-related confidentiality agreement with the company or otherwise obtains private information about such company. A company should be added to the Watch List as soon as BX or one of its affiliates is actively considering an investment or transaction involving such company or its securities (and is not in possession of any private information). The LCD records the date as well as the BX personnel responsible for each addition to the Restricted and Watch Lists.

[1]

This policy applies to centrally maintained Restricted and Watch Lists. Some BX business units maintain separate control lists (e.g., lists of securities that may not be traded) and use the term Watch List to describe a list that tracks companies cleared for trading rather than for the purposes described herein.

Code of Ethics	Blackstone | 20

HIGHLY CONFIDENTIAL & TRADE SECRET

What constitutes “active consideration” depends on the facts and circumstances of a given situation. Initiation of information gathering and/or background analysis, including valuation studies, preparation of documents setting forth strategic alternatives and consultation with outside experts or consultants are examples of steps that might, depending on the circumstances, constitute active consideration.

The Restricted and Watch Lists should be reviewed periodically as needed to remove entries that are no longer required to be listed on the Restricted or Watch Lists. The conflicts team or a senior member of the LCD must approve the removal of a Restricted List or Watch List entry. The LCD records the date and, if applicable, the BX personnel responsible for each removal from the Restricted and Watch Lists. Only LCD personnel may revise the Restricted and Watch Lists, and all prior versions of these lists shall be maintained to the extent possible in order to preserve information about what was restricted on any given date and related legal notes with respect to any previously restricted issuers.

Adding to / Updating the Watch and Restricted Lists

a.

Where a prospective transaction involves, or likely will involve or affect, the securities of an additional company, such as those of a hostile or competing bidder or a white knight, consideration should also be given to placing those securities on the Watch or Restricted List.

b.

The maintenance of a written Watch / Restricted List is a highly confidential procedure. Any employee who has access to these lists must exercise particular care in maintaining the confidentiality thereof. The lists must not be subject to public access.

If anyone inquires about whether or not a company is on the Watch or Restricted List, employees are to respond that BX policy prohibits any comment, and should inform the LCD of the inquiry.

c.

The fact that an issuer’s securities are on the Watch or Restricted List is highly confidential and should not be disclosed by employees with such knowledge to any person outside of BX. Such information should be treated as Inside Information and handled accordingly (see also Section B(2) above). Disclosure should not be made inside BX except on a strict need-to-know basis. Employees also should avoid speculations as to whether, or why, an issuer’s name is on the Watch or Restricted List.

d.

The effectiveness of the Watch and Restricted Lists as a monitoring and preventive device depends on the LCD receiving up-to-date information regarding transactional activities or other developments. Accordingly, any BX employees having information suggesting that securities should be placed on the Watch or Restricted List should promptly consult the LCD. Refer to Exhibit A for examples of potentially material corporate or other developments that may indicate a company should be placed on the Watch or Restricted List.

In no event should employees wanting to add a company to, or delete a company from, the Watch or Restricted List communicate this fact to anyone except senior supervisory employees or the LCD. Such information should never be discussed with public side employees (e.g., BAAM, BXC or Harvest).

Code of Ethics	Blackstone | 21

HIGHLY CONFIDENTIAL & TRADE SECRET

3.	Trade Clearance

All trades contemplated by private-side business units shall be pre-cleared by LCD, except in limited circumstances (e.g., government securities and index derivatives). A public-side business unit may trade as long as the issuer is not on its applicable control list.

Evaluating circumstances for potential Inside Information. Exhibit A contains a non-exhaustive list of types of information that may be viewed as Inside Information. In connection with reviewing contemplated trades, LCD is encouraged where appropriate to consult Exhibit A as an aid in evaluating the transaction in question.

BX employees serving as directors or board observers. Where BX employees serve as directors or observers on the board of an issuer in question or to an issuer’s steering committee or co-coordinating committee, LCD shall engage directly with all such employees in order to evaluate whether (a) such employees themselves may be in possession of Inside Information bearing on the contemplated trade, or (b) such employees believe that any other BX employees may be in possession of Inside Information bearing on the contemplated trade, in which case LCD shall engage directly with such other BX employees to evaluate whether they may be in possession of such Inside Information. For the avoidance of doubt, where more than one BX employee serves as a director or board observer in these circumstances, LCD shall engage directly with each such BX employee. Where appropriate, such engagement should include, among other things, such BX employees reviewing Exhibit A, or similar checklist, in consultation with LCD as an aid in evaluating whether such BX employee is in possession of Inside Information.

However, the approach set forth above is not mandated where a BX employee serves as a director or board observer of a vehicle or issuer (such as Blackstone Inc. and Blackstone Mortgage Trust, Inc.) that is owned and controlled by BX but that is not also considered a BX portfolio company. In such instances, LCD should consult with senior legal or senior deal professionals of the issuer or vehicle, as these individuals, by virtue of their roles and responsibilities in connection with the vehicle or issuer in question, will have knowledge of any potential Inside Information bearing on the contemplated trade and will know whether it is necessary for LCD to consult separately with BX-affiliated directors or board observers of these vehicles or issuers about their knowledge of potential Inside Information.

In addition, the approach set forth above may not be mandated where the contemplated trade is in connection with an offering that is a new issuance and as part of that process the issuer is providing an opinion that it is not in possession of Inside Information. LCD should be consulted to make the appropriate determination.

In all instances (including with respect to Blackstone Inc. and Blackstone Mortgage Trust, Inc.) where a BX employee serves as a director or observer on the board of the issuer in question, while not necessarily a dispositive factor concerning the permissibility of a contemplated trade, to the extent reasonably possible and applicable, LCD shall confirm, and document, that the issuer is in an “open trading period,” meaning that the issuer’s insiders who are subject to the issuer’s trading windows would be permitted to trade when the contemplated trade would be executed. Any trade clearance involving an issuer whose trading window is known to be closed shall require the approval of BX’s Global Head of Compliance or his or her designee.

Code of Ethics	Blackstone | 22

HIGHLY CONFIDENTIAL & TRADE SECRET

BX portfolio companies. When a contemplated trade involves a portfolio company of a fund or vehicle that is advised by BX or a BX affiliate, LCD shall engage directly with the senior BX employee involved in the investment in order to determine whether BX may be in possession of Inside Information bearing on the contemplated trade. As part of this dialogue, LCD shall explore whether such senior BX employee believes that any other BX employees may have different or broader knowledge about the portfolio company, in which case LCD also shall engage directly with such other BX employees concerning whether BX may be in possession of Inside Information bearing on the contemplated trade. To the extent more than one BX employee serves on the board of directors of such portfolio company, all such directors should be consulted to determine whether BX may be in possession of Inside Information bearing on the contemplated trade.

The approach set forth above may not be mandated where the contemplated trade is in connection with an offering that is a new issuance and as part of that process the issuer is providing an opinion that it is not in possession of Inside Information. LCD should be consulted to make the appropriate determination.

In addition, while not necessarily a dispositive factor concerning the permissibility of a contemplated trade, to the extent reasonably possible and applicable, before a private-side business trades in a portfolio company in instances where any private-side business unit professional serves as a director or observer on the board of that portfolio company, LCD should confirm that the portfolio company is in an “open trading period.” The foregoing sentence also applies to trades by public-side business units in a portfolio company where any public-side business unit professional serves as a director or observer on the board of that portfolio company. “Open trading period” means that portfolio company insiders who are subject to the portfolio company’s trading windows would be permitted to trade when the contemplated trade would be executed. Any trade clearance involving a portfolio company in a circumstance described in this paragraph where the portfolio company’s trading period is not open shall require the approval of BX’s Chief Compliance Officer.

Confidentiality agreements / NDAs. When a contemplated trade involves a counterparty to a confidentiality agreement with BX, per Section D(2) above the issuer in question likely will be listed on the Restricted List or Watch List. Nevertheless, LCD should be mindful of the heightened possibility that BX may be in possession of Inside Information concerning the contemplated trade. Accordingly, in such instances, LCD shall engage with relevant BX employees to analyze whether any piece of information disclosed under the confidentiality agreement may be Inside Information. In addition, LCD shall confirm that the contemplated trade would not violate any contractual “standstill” or “use” restrictions set out in the confidentiality agreement. To the extent that LCD determines, in consultation with the relevant BX employees, that no piece of information disclosed under the confidentiality agreement is Inside Information (because, for example, the information is immaterial, stale or has become public), LCD should include such determination in its clearance documentation.

Share repurchase programs. Share repurchase programs (including programs pursuant to 10b5-1 trading plans) may only be implemented and executed by BX during BX’s open trading period or pursuant to a 10b5-1 trading plan that was entered during an open trading period, and in all instances only after the BX finance personnel overseeing the repurchase has confirmed with LCD that BX is not in possession of Inside Information. In evaluating whether BX is in possession of Insider Information, LCD should directly engage with BX’s senior leadership.

Code of Ethics	Blackstone | 23

HIGHLY CONFIDENTIAL & TRADE SECRET

Other recurring situations that potentially involve exposure to Inside Information. When evaluating a contemplated trade, BX employees should be particularly mindful of the following additional situations in which a BX fund or entity controlled or advised by BX may have received Inside Information bearing on a contemplated trade.

•

Trade would involve an instrument (e.g., securitized products, including CMBS) in which a BX fund or entity controlled or advised by BX, as a lender to the asset or underlying collateral, has information rights.

•	Trade would involve an instrument or collateral (e.g., CLOs) in which a BX fund or entity controlled or advised by BX, as a manager, has information rights.

•	Trade would involve an issuer in which a BX fund or entity controlled or advised by BX, as a participant on a creditors’ committee, has information rights.

•	Trade would involve an instrument (e.g., CMBS B-piece trading) in which the interests of a BX fund or entity controlled or advised by BX enables BX to influence servicing or other rights.

•	Trade would involve the securities of an issuer in connection with a private investment in public equity.

•	Trade would involve an issuer where a BX employee has the ability to access office space or systems that may contain Inside Information concerning the issuer.

Documentation. LCD shall maintain documentation reflecting the steps taken during the clearance process leading to any approval. The form of such documentation shall be in the discretion of each business unit but at a minimum should include names of individuals who were consulted, the dates of such consultation and the names of the LCD personnel involved in the process.

4.	Conflict Clearance

When more than one BX business unit wishes to do business with the same company or issuer, a potential conflict may exist. These conflicts are typically resolved by senior members of the LCD. The senior members of the LCD, as they deem appropriate, will consult with the senior management of BX or with members of applicable business units in resolving conflicts.

5.	Additions to This Policy by BX Business Units

Recognizing that business units sometimes operate across different jurisdictions in different parts of the world, each business unit may supplement this Section D as necessary to incorporate any specific legal obligations applicable to it that exceed or are different from US law. In addition, recognizing that business units have different profiles, each business unit may supplement this policy to address specific imperatives of the unit. However, no supplemental policies adopted under this subsection shall reduce or conflict with the requirements set forth herein.

E.	Personal Securities Trading

BX’s policy against insider trading is designed to promote compliance with securities laws and to protect BX as well as BX representatives from the very serious liability and penalties that can result from violations of these laws. BX is committed to maintaining its reputation for integrity and ethical conduct and this policy is an important part of that effort. It is BX’s policy that directors, executive officers and all other employees of BX may not trade securities, of BX or otherwise, about which they learn material, non-public information. They are also prohibited from passing on such information to others who might make an investment decision based on it. Any questions as to whether information is material or has been adequately disclosed should be directed to the LCD.

Code of Ethics	Blackstone | 24

HIGHLY CONFIDENTIAL & TRADE SECRET

Except as provided below, BX’s policies and procedures regarding personal securities trading apply to transactions (e.g., buy, sell and gift) involving all equity and debt securities, including, but not limited to, common and preferred stock, instruments convertible or exchangeable into equity or debt securities, any financial instruments relating to any such securities, including swaps, options, warrants and securities futures, any interest in a partnership or other entity that invests in any covered securities, real estate investment trusts, closed-end funds, exchange-traded funds, exchange-traded notes, “private placements” or other private securities (e.g., direct investments in private companies, hedge funds, private equity funds, real estate funds, theatre productions) and digital assets that may be considered securities (e.g., initial coin offerings or cryptocurrencies and/or tokens that carry security-like features such as dividends or interest payments or grant voting and/or ownership rights in a common enterprise, entity or product), and all other debt and equity investments that are considered securities (collectively, “Securities”).

For purposes of this Manual, Securities does not include securities issued by federal, state and local governments, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short term debt instruments, including repurchase agreements, or shares in open-end mutual funds, or unit investment trusts that are invested exclusively in one or more open-end funds, other than such registered funds managed or sub-advised by a BX affiliate. If an employee is unclear as to whether an instrument is covered under this policy, please contact the LCD.

Employees should be aware that the Company’s policies and procedures regarding personal Securities trading may prevent BX personnel and members of their Family (as defined in this Section E(1)(b)(iii)) from exercising, or otherwise disposing of, options for particular Securities, or disposing of the underlying Securities following the exercise of an option, whether or not the option at issue will otherwise expire.

1.	Personal Securities Trading Accounts and Holdings

a.

Prior to opening an account or placing an order with a brokerage firm, all BX employees must obtain the LCD’s written consent and must notify the brokerage firm in writing of their association with BX. If the account was opened prior to the individual’s association with BX, the individual must notify the LCD and obtain written consent upon commencing employment at BX and notify the brokerage firm in writing of their association with BX. Written consent from the LCD is not required for accounts with one of the Firm’s designated brokers. The LCD will promptly notify the brokerage firm of the employee’s association with BX and request that trade confirmations and/or duplicate copies of all future statements be sent to the LCD.

In accordance with Rule 204A-1 under the Advisers Act, all BX employees are required to provide the LCD with a report listing all current securities holdings, at the following times: (i) no later than 10 days after the person becomes a BX employee (the listing must be current as of a date not more than 45 days prior to the date the person became a BX employee); and (ii) at least once during each 12-month period thereafter as part of their Annual Acknowledgement Forms (the information must be current as of a date no more than 45 days prior to the date the Annual Acknowledgement Form is completed).

At minimum, BX must also receive brokerage statements or other reporting constituting a quarterly transaction report that lists all transactions in Securities for each employee within 30 days after the end of each calendar quarter.

Code of Ethics	Blackstone | 25

HIGHLY CONFIDENTIAL & TRADE SECRET

b.	This policy will apply to the following accounts that can hold Securities (“Personal Securities Trading Accounts”):

i.	Accounts in the employee’s name;

ii.	Accounts in the name of the employee’s spouse or domestic partner;

iii.

Accounts in the name of (a) a child of the employee or of the employee’s spouse / domestic partner, provided that the child resides in the same household as or is financially dependent upon the employee, or (b) relatives over whose account the associated person has control (together with the employee’s spouse / domestic partner, the employee’s “Family”);

iv.	Accounts in which the employee or a member of the employee’s Family has beneficial ownership; and

v.

Accounts in which the employee or a member of the employee’s Family directly or indirectly controls (such as trustee or custodial accounts), participates in, or has the right to control or to participate in, investment decisions.

c.

Accounts in the name of children of the employee or the employee’s spouse / domestic partner who are over 18 years old and who do not reside in the same household as the employee, will be presumed not to be Personal Securities Trading Accounts of the employee; note, however, that if the child is in fact financially dependent on the employee or the employee benefits from or controls the account, such presumption shall not apply.

d.

Accounts that have the capability to only trade in open-end mutual funds, qualified tuition programs pursuant to section 529, unit investment trusts, variable contracts or redeemable Securities of companies registered under the Investment Company Act, or monthly investment plan type accounts are not considered Personal Securities Trading Accounts and do not need to be disclosed to the LCD.

e.

All US and EMEA based employees are required to maintain their Personal Securities Trading Accounts at one of the designated brokers capable of providing an electronic feed to the LCD. Please refer to the Request Center homepage for a current list of designated brokers.

f.	All employees are required to notify the LCD in writing promptly of any material change in the information provided to the LCD regarding Personal Securities Trading Accounts.

g.

All employees are required to provide BX with duplicate copies of all periodic account statements or transaction confirmations, as well as any other information reflecting account or transactional activity for all Personal Securities Trading Accounts, unless otherwise specifically approved in writing by BX. In this regard, the LCD will request the above information from brokers. If the LCD needs assistance in this process, the LCD will notify employees and they may be required to promptly instruct their brokers to send the above information to BX to the attention of the LCD covering the period from commencement of employment.

Code of Ethics	Blackstone | 26

HIGHLY CONFIDENTIAL & TRADE SECRET

h.

Certain accounts that are managed by a third party (“managed accounts”) are exempt from the trade pre-clearance, designated brokerage, and holding period policies. In order to qualify as a managed account, the BX employee must have no direct or indirect influence or control over the account, and there must be a signed written agreement in place between the manager and the employee. The LCD must be provided a copy of the managed account agreement.

2.	Personal Securities Transactions

a.

Employees and members of their Family are prohibited from purchasing single-name public securities in their self-directed Personal Securities Trading Accounts. This prohibition applies to equity and debt securities, common and preferred stock, instruments convertible or exchangeable into equity or debt securities, short sales and any financial instruments relating to any such securities (e.g., swaps, options, warrants and securities futures). This prohibition does not apply to the purchase of BX Securities (as defined in Section 3(a) below).

The sales of single-name securities are permissible, subject to the pre clearance requirements as set forth in this Section.

b.

Employees and members of their Family may not engage in, or recommend to or otherwise cause another person or entity to engage in, any Securities transactions without first obtaining approval for such transaction from the LCD. As indicated above, investments that are not considered Securities do not require pre-clearance. Additionally, closed-end funds, exchange-traded funds, exchange-traded notes, and investments in BX private securities (e.g., side-by-side investments) do not require pre clearance. Employees must submit a Personal Trade Request via the Intranet with the details of the specific Securities proposed to be traded and any other information requested by the LCD. A member of the LCD will respond by approving or denying the request. Such requests will be accepted for processing until 9:00 a.m. New York time each business day, and approvals will be valid for one business day only (two business days for non-US personnel). Any requests submitted after 9:00 a.m. New York time will be processed on the following business day. If for any reason an employee delays the execution of a transaction beyond the scope of the approval, he/she must again seek approval for the transaction from the LCD.

c.

Certain business units and regions have additional personal Securities trading procedures, which may be more restrictive than the procedures set forth herein and are set forth in the relevant group’s Business Unit Manuals or regional compliance manual supplements.

d.

BX has the right to deny approval for a Securities transaction without reason and without explanation. The fact that approval for a Securities transaction is granted or denied is highly confidential and should not be disclosed by the person seeking approval to anyone inside or outside BX other than those that are required in order to execute or refrain from executing the requested transaction.

Employees should not engage in speculation as to the reasons for the grant or denial of approval.

Code of Ethics	Blackstone | 27

HIGHLY CONFIDENTIAL & TRADE SECRET

e.	Any approval granted is valid only for transactions in the securities of the specific issuer described to the LCD and for which approval is granted.

f.

Approval must be received for every purchase or sale, even if the employee received approval for the original purchase or prior sale of the same Securities in the past or had owned the Securities prior to joining BX.

g.

Employees’ Family members must request pre-clearance before joining an Employee Stock Option Plan or an Employee Stock Purchasing Plan. Sales of securities acquired through the plan must also be pre-cleared.

h.

Employees and members of their Family may not engage in, or recommend to or otherwise cause another person or entity to engage in, any Securities transaction while in possession of Inside Information or Confidential Information, as described above in Section A. (Employees are also prohibited from disclosing (tipping) Insider Information, from whatever source learned, to others (including a member of their Family) who might trade while aware of such information (see also Section B(2) above).

If an employee has any doubt as to the status or materiality of information in their possession, they should consult with the LCD at the time approval is sought. If an employee comes into possession of questionable information after approval for a transaction is received, but before execution of the transaction, they should refrain from executing the transaction, notwithstanding the fact that approval has been obtained, until they have first consulted with the LCD.

This section continues to apply even after termination of employment or association with BX until such time that the information has become generally available to the public other than through disclosure by or through the BX employee or other unauthorized sources.

i.

The Company has the right to impose restrictions (in addition to those specifically set forth herein) on trading by BX employees and members of their Family and Personal Securities Trading Accounts. Such restrictions might take the form of, among other things, causing the employee to reverse, cancel, liquidate or freeze a transaction or position. The imposition of any such restriction is highly confidential and should not be disclosed, except to the extent necessary to effectuate the restriction and, in such case, only with the prior approval of the LCD. Employees should avoid speculation as to the reasons for the imposition of any restriction. The Company also has the right to ban those who fail to comply with these rules from engaging in personal Securities trading. The LCD will generally send a memorandum to any employee who violates these rules, with a copy to relevant LCD and business unit personnel.

j.	Employees may participate in Dividend Reinvestment Programs (“DRIPS”), with pre-clearance to activate and deactivate the DRIP.

k.

Employees are not permitted to make any private placement in an operating business or similar commercial endeavor in which they have (1) a management or executive role, (2) a controlling or majority interest or (3) a conflict that would impede, in any material respect, an employee’s fulfillment of their duties at BX. Note that a commercial real estate investment, even if controlling, will generally not be precluded if it neither conflicts with existing fund mandates nor involves a management role.

Code of Ethics	Blackstone | 28

HIGHLY CONFIDENTIAL & TRADE SECRET

l.

Certain Advisers, because of their specific business models, may subject their own personnel to limitations on their personal investment and other activities which are not applicable to all BX employees or personnel of all Advisers. Any such limitations would be contained in the appropriate Business Unit Manual.

m.

Senior Managing Directors, subject to their employment separation agreement, may in certain cases not be held to the single-name security purchase prohibition, but may still be required to pre-clear personal securities transactions for six months after their separation date from BX.

n.

The LCD reserves the right to make exceptions to the aforementioned restrictions, if the employee can demonstrate (i) a bona fide financial hardship; or (ii) other special circumstances; and that they are not in possession of any relevant Inside Information.

3.	Transactions in BX Securities

a.

BX Securities constitute any security that is issued by BX or any of its affiliates, which include Blackstone common stock and its other registered products. Directors, executive officers and employees are prohibited from engaging in transactions in BX’s Securities that are inconsistent with a long-term investment in BX, signal a lack of confidence in BX or may lead to the appearance of insider trading. Such transactions include any trading activity designed to profit from fluctuations in the price of BX Securities, such as “day trading” and arbitrage trading, short sales, buying on margin, and the use of forward contracts, equity swaps, collars, exchange funds, puts, calls, options and other derivatives or any instruments designed to increase in value as a result of, or hedge or offset any decrease in, the market value of BX’s Securities.

b.

All directors, executive officers and employees are prohibited from trading in Blackstone common stock and certain other BX Securities outside of quarterly “window” periods. Details on window periods may be obtained from the LCD. Hardship or other special exceptions may be allowed on a case-by-case basis after the LCD determines that the employee is not in possession of Inside Information.

c.

Transactions in publicly traded BX Securities generally must be approved by the CLO or his designee in addition to the usual pre clearance with the LCD, and generally must take place in the employee’s account with Merrill Lynch. Approvals to transact in publicly traded BX Securities are valid until the close of business the day that they are received, irrespective of the location of the requesting employee.

d.

BX may from time to time implement event-specific blackout periods (e.g., if BX is about to announce a major acquisition). Such blackout periods might be imposed on all directors and employees of the firm or they might be imposed on directors, designated other employees and all personnel in a given business unit.

e.

Subject to the LCD’s pre-clearance in each instance, directors, officers, and certain other senior personnel will be allowed to adopt Rule 10b5-1 plans which enable them to trade on a regular prescribed basis in Blackstone common stock.

f.	There is a 60-day hold period for BX Securities purchased by employees.

Code of Ethics	Blackstone | 29

HIGHLY CONFIDENTIAL & TRADE SECRET

g.	Employees may participate in DRIPS for BX Securities with pre-clearance to activate and deactivate the DRIP.

h.

Post-separation from BX former employees will still be required to pre-clear BX Securities for six months after their separation date. Furthermore, former employees will be required to hold BX common stock in an authorized Merrill Lynch account for twelve months after their separation date.

4.	Review

Employees should be aware that the LCD will use periodic account statements, transaction confirmations and other information, whether or not received from employees, to monitor and review Securities trading by employees and members of their Family through Personal Securities Trading Accounts on an on-going basis for compliance with BX’s policies regarding such trading and applicable SEC and FINRA rules and regulations. The LCD may also initiate inquiries regarding personal Securities trading. Employees are required to cooperate with such inquiries and any monitoring or review procedures employed by BX.

F.	Adviser Trading Policies

1.	Principal and Cross Trades

Section 206(3) of the Advisers Act prohibits an Adviser, (i) acting as a principal for its own account, from knowingly selling any security to or purchasing any security from a client, or (ii) engaging in an “agency cross transaction”, without disclosing to such client in writing before the completion of any such transaction the capacity in which the Adviser is acting and obtaining the consent of the client to such transaction2.

A principal transaction occurs when an investment adviser, acting for its own account (or the account of an affiliate) buys a security from, or sells a security to, a client’s account. For instance, a principal transaction may arise if:

•	A trade / transaction occurs between a fund and a proprietary account of the firm or one or more of the firm’s equity holders or affiliates.

•

A trade / transaction occurs between two or more funds depending on the percentage of ownership, directly or indirectly, held by the firm and its personnel in the funds at the time of the transaction[3].

Section 206(3) of the Advisers Act requires an investment adviser to provide written disclosure to a client and obtain the client’s consent prior to settlement of each principal transaction.

For purposes of this section, the term “agency cross transaction” means a transaction in which an Adviser acts as an investment adviser in relation to a transaction in which such Adviser, or any person controlling, controlled by, or under common control with such Adviser, acts as a broker for both an advisory client and for another person on the other side of the transaction.

An Adviser may not effectuate a transaction between advisory clients (e.g., one client sells a position to another client), unless the Adviser complies with the terms of the clients’ operative agreements. Such a transaction is typically referred to as a “cross trade” or “cross transaction”. Typically, the Adviser will be required to obtain the consent of an independent third party.

[2]	Consent to be obtained in accordance with the Advisers Act and the terms of the client’s operative agreements with the Adviser.
[3]

The SEC has indicated in a no-action letter that, absent unusual circumstances, the SEC staff will generally not view cross trades between funds advised by an investment adviser to be a principal transaction where the investment adviser and/or its controlling persons own, in the aggregate, 25% or less of the fund.

Code of Ethics	Blackstone | 30

HIGHLY CONFIDENTIAL & TRADE SECRET

An Adviser typically may not affect a principal, agency cross or cross transaction involving an ERISA client.

Compliance with these procedures does not serve to substitute for the Adviser’s requirements to act in the best interest of the client, including fulfilling its duty with respect to the best price and execution for the particular transaction for the client.

An Adviser may not engage in an agency cross, cross or principal transaction, with client accounts without the prior approval of the CCO.

2.	Duty of Best Execution

As a fiduciary, an Adviser has an obligation to seek “best execution” of a client’s transactions. In meeting this obligation, the Adviser must take care that securities transactions effected for clients are executed in such a manner that the client’s total costs or proceeds in each transaction are the most favorable under the circumstances. Whenever brokers are utilized, the Adviser should consider the full range and quality of a broker’s services when placing brokerage orders, including, among other things, execution capability, commission rate, financial responsibility, responsiveness to the Adviser and the value of any research services provided.

If applicable, the procedures which are used to seek best execution are set forth in the Business Unit Manual for each Adviser.

3.	Side-by-Side Investment Process

Certain of the Advisers advise private funds which have “side-by-side” vehicles permitting Adviser personnel to invest alongside the funds. Before Adviser personnel may elect to make any side-by-side investment, they will be made aware of that Adviser’s policies and procedures for side-by-side investing.

4.	Aggregation of Orders

Aggregation of orders by an Adviser for its clients is permitted where the following conditions are met:

a.	All clients must receive equal treatment.

b.	Written disclosure must be made to clients of the Adviser’s aggregation policies.

c.	The aggregation policy must include partial fills.

d.	Exceptions to the aggregation policies must receive prior approval of the relevant CCO.

e.	Record keeping must reflect aggregation.

f.	Client funds cannot be held any longer than is necessary to settle a transaction.

g.	An Adviser may not receive any additional compensation or remuneration as a result of the aggregation.

If applicable, more detailed procedures relating to aggregation of orders are set forth in the Business Unit Manual for each Adviser.

Code of Ethics	Blackstone | 31

HIGHLY CONFIDENTIAL & TRADE SECRET

5.	New Issues

Personnel of the Advisers may be permitted to transact in “new issues”. “New issues” are shares of an initial public offering of an equity security. Funds and accounts managed by certain of the Advisers are able to participate in new issues where they have procedures to appropriately allocate such trades.

6.	Soft Dollar Arrangements

“Soft dollar” practices generally occur when an Adviser causes an account to pay more than the lowest available commission to a broker-dealer in return for research products and services. Uses of soft dollars fall generally into two categories:

a.

The Adviser, on behalf of its discretionary clients, directs an amount of portfolio brokerage commissions to a broker-dealer in return for brokerage services and research used in making investment decisions.

b.	A client instructs an Adviser to direct a portion of its brokerage transactions to a particular broker-dealer. In return, the broker-dealer provides services to the client rather than the Adviser.

When exercising investment discretion over a client account, the lowest commission rate available does not have to be paid if the Adviser determines, in good faith, that the rate paid is commensurate with the value of the brokerage and research services provided by the broker.

Soft dollar arrangements must be approved by the applicable business unit CCO or his or her designee. If applicable, procedures relating to soft dollars are set forth in the Business Unit Manual for each Adviser.

Code of Ethics	Blackstone | 32

HIGHLY CONFIDENTIAL & TRADE SECRET

SECTION C – POLICY FOR REPORTING SUSPICIOUS ACTIVITIES AND CONCERNS

Reporting Responsibility

Blackstone expects its employees to report promptly any violation of law, regulation or any Firm policy. Examples of the types of conduct that should be reported include, but are not limited to: (i) manipulation of financial results, (ii) irregularities in books and records, (iii) bribery or improper payments, (iv) theft or fraud, (v) violations of systems and controls that provide safeguards for clients / investors, (vi) retaliatory acts, (vii) discrimination or (viii) sexual or other unlawful harassment. For more details on Blackstone’s anti-harassment policies and complaint procedures, please refer to your Employee Handbook and to Blackstone’s “Policy on Reporting of Concerns Regarding Accounting and Other Matters” (also available on Blackstone’s website and intranet).

How to Report

Suspected violations may be reported to your direct supervisor or, if for any reason you are uncomfortable making the report to your direct supervisor, to the Firm’s CLO or the Audit Committee of Blackstone’s Board of Directors4. Suspected violations of Human Resources policies and suspected employment-related violations may also be reported to the Global Head of Human Resources. Employees interested in communicating a concern anonymously may call the Employee and Reporting Hotline toll-free, 24 hours a day from any country in which Blackstone has an office. The hotline is hosted by a third party provider, EthicsPoint (also known as NAVEX Global). In the US, the hotline can be reached by dialing 1-855-657-8027. Callers from outside the US can find country-specific dialing instructions at www.blackstone.ethicspoint.com by choosing the relevant location from the drop-down menu. Employees may also submit a report online at www.blackstone.ethicspoint.com.

Investigation of Suspected Violations

Information about a suspected violation will be promptly brought to the attention of the LCD (or Head of Human Resources for violations of Human Resources policies and employment-related violations) and appropriate action will be taken to review, and potentially investigate, the suspected violation. Every affected employee is required to fully cooperate with any inquiry that results from any reported conduct or situation. Employees who make an anonymous report may periodically call the toll-free reporting number or visit the reporting website to obtain the status of an investigation.

NON-RETALIATION POLICY

The Firm and its directors, officers and employees are prohibited from, directly or indirectly, discharging, demoting, suspending, threatening, harassing, or in any other manner discriminating or retaliating against an employee because the employee, in good faith, reported information under this policy or under applicable law or assisted in investigating such a report.

Unless necessary to conduct an adequate investigation or compelled by judicial or other legal process, the Firm shall not (i) reveal the identity of an employee who makes a report and asks that his or her identity remain confidential, or (ii) make any effort, or tolerate any effort made by any other person, to ascertain the identity of an employee who makes a report anonymously.

This policy is intended to create an environment where employees can act without fear of reprisal or retaliation. Any employee who is found to have engaged in retaliation against any employee who has exercised his / her rights under this policy or under applicable laws will be subject to appropriate remedial action, including possible termination. In addition, those individuals who violate applicable law may also be subject to civil and criminal penalties.

[4]	The Audit Committee can be reached at The Blackstone Group Inc., Attn: Audit Committee, 345 Park Avenue, New York, New York 10154.

Code of Ethics	Blackstone | 33

HIGHLY CONFIDENTIAL & TRADE SECRET

SECTION D – GIFT AND ENTERTAINMENT POLICY; ANTI-CORRUPTION POLICY

(Extracted from The Blackstone Group Inc. Global Compliance Policies Manual)

ARTICLE V – GLOBAL ANTI-BRIBERY & ANTI-CORRUPTION COMPLIANCE POLICY

A.	Introduction

The Company is committed to conducting all aspects of its business in keeping with the highest legal and ethical standards and expects all persons acting on its behalf to uphold this commitment. To assist the Company in upholding this commitment in the context of bribery-related issues, the Company has designed and implemented the following Global Anti-Bribery & Anti-Corruption Policy (the “Policy”). This Policy is applicable to all directors, officers, employees, agents, advisors, consultants, partners, representatives and other associated persons of BX and its related entities (collectively “BX Persons”).

The Policy requires that all BX Persons conduct their activities in full compliance with all applicable anti-corruption laws, including without limitation, the US Foreign Corrupt Practices Act (“FCPA”), the UK Bribery Act, and any other anti-corruption laws that are in effect in the country in which BX Persons operate. A failure to do so will place both BX’s business reputation and business success in serious jeopardy and may subject both BX and the individuals involved to civil and / or criminal liability, including possible extradition and imprisonment. Avoiding compliance breakdowns requires maintaining consistent ethical behavior. In other words, all BX Persons must avoid behavior that amounts to giving or offering anything of value to anyone to reward improper performance or obtain an unfair business advantage.

The Policy sets forth BX’s requirements for conducting business in a manner that is compliant with applicable anti-corruption laws. Any BX Persons who have any questions whatsoever concerning the requirements of the FCPA, the UK Bribery Act, local anti-corruption laws, or this Policy should consult with the Chief Legal Officer (“CLO”), John Finley, Global Head of Compliance, Marshall Sprung, or the Chief Compliance Officer or General Counsel of the applicable business unit, the names and contact information for which can be found on the Legal and Compliance Intranet.

B.	Our Policy

BX Persons are not permitted to pay or receive bribes.

No BX Persons shall make, offer to make, or promise to make, payments, or give anything of value, directly or indirectly, to any third party, including without limitation any Government Official, to assist BX in obtaining or retaining an improper business advantage.

•

“Anything of value” includes cash, gifts, travel expenses, entertainment, offers of employment or internships, provision of free services, and business meals. It may also include, among other things, event sponsorships, consultant contracts, fellowship support, and charitable contributions made at the request of, or for the benefit of, an individual, his or her family, or other relations, even if made to a legitimate charity.

•

“Government Official” includes all officers, employees or representatives of a government or government department, agency or instrumentality (e.g., officials of permitting agencies or customs officials); candidates for political office; non-US political parties and party officials; officials of public international organizations (e.g., the Red Cross); and any person acting in an official capacity for or on behalf of any of the foregoing. This term also includes government-owned or controlled commercial enterprises such as state-owned or controlled universities, airlines, oil companies, health care facilities, state or local pension funds, sovereign wealth funds or other state-owned or controlled vendors.

Code of Ethics	Blackstone | 34

HIGHLY CONFIDENTIAL & TRADE SECRET

While this Policy prohibits attempts to influence the actions, decisions or duties of Government Officials, persons associated with a labor organization and private parties in a purely commercial context, please note that the US Government and the UK Government continue to more closely scrutinize interactions with foreign Government Officials.

If confronted with a request or demand for an improper payment or other violation of this Policy, the request or demand must be immediately rejected and reported to the firm’s CLO. Similarly, if any BX Person knows or believes that an improper payment has been or will be made, that person must report such payment to the firm’s CLO or via the reporting methods described in the Introduction.

C.	Facilitating or Expediting Payments

Facilitation payments are nominal payments made to low level Government Officials with the intention of expediting a routine administrative process, such as the processing of applications or the issuance of visas. Although facilitation payments may be permitted under the FCPA, they are prohibited under the UK Bribery Act. This Policy prohibits facilitation payments in any jurisdiction.

An administrative fee to expedite service may be permissible if it is paid to the government entity (not an individual government employee) or if it is permitted under written local law or regulation. If an employee has a question regarding whether an expediting payment can be made, they must seek and obtain written approval from the LCD before making the payment.

D.	Gifts, Hospitality, Entertainment and other Items of Value

This Policy recognizes that business etiquette, especially in certain foreign countries, may involve BX Persons giving modest gifts to counterparties as a matter of courtesy or local custom. Similarly, hospitality or entertainment may be used to cement cordial relations. The following rules apply to business-related gifts, hospitality and entertainment (and are subject to further guidelines set forth in each Business Unit Manual and local compliance manual supplements and guidance memos).

1.	Gifts Given by BX Persons

a.	General Guidelines on Providing Gifts

The following rules apply to all BX Persons:

i.	No cash or cash-equivalent gifts are permitted.

ii.	The gift must be permitted under local law.

iii.

The gift must be permitted by the guidelines of the recipient’s employer (if an employee is unsure whether a gift is permitted under the recipient’s employer’s guidelines, the recipient should confirm in writing whether such entertainment is permitted under his/her employer’s guidelines and/or contact the LCD).

iv.	The gift must be presented openly and with complete transparency.

v.	The gift must be provided as a token of esteem, courtesy or in return for hospitality and should comport with local custom.

vi.	All gifts must be accurately recorded in BX’s books and records.

vii.

Promotional items with an aggregate value of under $100, including but not limited, to caps, calendars, paperweights, clothing, bags, etc., with the Firm’s name or logo printed on them do not count towards gift-giving limits or require pre-approval, except when provided to Government Officials (see guidance below).

Code of Ethics	Blackstone | 35

HIGHLY CONFIDENTIAL & TRADE SECRET

b.	Gifts Given by or on behalf of Broker-Dealer Personnel

All Broker-Dealer Personnel are prohibited from giving, directly or indirectly, anything exceeding $100 in value to any one individual recipient per year where such gift is in relation to the business of the employer of the recipient. For FINRA-registered employees, all business gifts given must be pre-cleared in writing by the LCD. There is an aggregate annual limit of $100 per recipient per broker-dealer entity. The broker-dealer will aggregate all gifts given to a particular recipient over the course of each calendar year. In addition, Broker-Dealer Personnel should consult the policies and procedures applicable to their respective business units for additional information regarding limitations with respect to gifts.

c.	Gifts Given by or on behalf of Non-Broker-Dealer Personnel

Non-Broker-Dealer Personnel are prohibited from giving, directly or indirectly, anything exceeding $500 in value where such gift is in relation to the business of the employer of the recipient, without the prior written consent of the LCD. This section does not apply to gifts or other items of value given to Government Officials (see guidance below), which are subject to stricter requirements.

d.	Gifts Given by or on behalf of Non-US Employees

Non-US Employees are subject to additional pre-approval limitations when giving gifts and should either refer to the relevant Business Unit Manual and local compliance manual supplements or contact the LCD for details.

e.	Gifts Given by or on behalf of BAAM Personnel

BAAM persons or BX Persons acting on behalf of BAAM are subject to additional limitations and should either refer to the relevant Business Unit Manual for BAAM or contact the LCD for details.

f.	Gifts Given by or on behalf of BX Persons to US and non-US Government Officials

Strict rules are likely to apply to providing gifts to US federal, state and local government employees, including public pension fund employees, as well as non-US Government Officials. These rules vary among government entities.

Absent a specific exception approved in advance by the LCD, BX Persons are prohibited from providing any gift to any US Government Official.

BX Persons are prohibited from giving, directly or indirectly, anything exceeding an aggregate of $100 in value to non-US Government Officials without the prior written consent of the LCD. Where such items of value are given, they are encouraged to be promotional, Blackstone-branded items.

Note that this section applies to interactions with representatives of limited partners that are state-owned enterprises (e.g., sovereign wealth funds) and thus are considered non-US Government Officials, as defined in this Policy.

Non-US employees may be subject to additional limitations and should either refer to the relevant Business Unit Manual and local compliance manual supplements or contact the LCD for details.

Code of Ethics	Blackstone | 36

HIGHLY CONFIDENTIAL & TRADE SECRET

g.	Gifts Given by or on behalf of BX to Persons Associated with Labor Organizations

BX Persons are prohibited from giving, directly or indirectly, anything of value to any persons associated with a labor organization (e.g., a tradespersons union), including such organization’s officers, employees, representatives, and/or trustees of labor union pension plans, without prior review and written consent of the LCD.

2.	Gifts Received by BX Persons

a.	Gifts Received by US Employees

All BX Persons must immediately report at the time of receipt or prior to receipt / use to the LCD receipt of any gift exceeding $500 in value from any party that does business or competes with BX, other than loans made or provided in the ordinary course of business or other services (on the same terms as are available generally) from banks or other financial institutions that may have relationships with BX. No cash or cash equivalent gifts are permitted.

b.	Gifts Received by Non-US Employees

Non-US employees are subject to additional limitations and should either refer to the relevant Business Unit Manual and local compliance manual supplements or contact the LCD for details.

c.	Gifts Received by BAAM Personnel

BAAM persons or BX persons acting on behalf of BAAM are subject to additional limitations and should either refer to the relevant Business Unit Manual for BAAM or contact the LCD for details.

3.	Hospitality and Entertainment

a.	Introduction

The restrictions on making gifts do not preclude BX Persons from engaging in “ordinary and usual business entertainment” (e.g., an occasional meal, sporting event, theater production or comparable entertainment event) when BX Persons are hosting clients, prospects or other business associates (i.e., the BX Person must be present). Similarly, the restrictions on receiving gifts do not preclude BX Persons from accepting “ordinary and usual business entertainment”.

In all cases, entertainment may not be so frequent, excessive or so extensive as to raise any question of propriety. BX’s policies do not permit the use of business entertainment to provide incentives to conduct business with or through BX in bad faith, in breach of trust, or without objectivity.

b.	General Guidelines on Providing Hospitality and Entertainment

The following rules apply to all BX Persons:

i.	All business entertainment expenses must be reasonable in value. This includes both individual expenses and a series of expenses paid on behalf of a single official or entity.

ii.	The business entertainment expenses must be permitted under local law.

Code of Ethics	Blackstone | 37

HIGHLY CONFIDENTIAL & TRADE SECRET

iii.

The business entertainment expenses must be permitted under the guidelines of the recipient’s employer (if an employee is unsure whether the business entertainment is permitted under the recipient’s employer’s guidelines (e.g., pursuant to SEC Regulation Best Interest), the recipient should confirm in writing whether such entertainment is permitted under his/her employer’s guidelines and/or contact the LCD).

iv.	The business entertainment expense must comport with local custom and practice.

v.	When possible, the payment should be made directly by BX Persons to the provider of the service and should not be paid directly to the recipient as a reimbursement.

vi.	The business entertainment expense must be accurately recorded in BX’s books and records.

vii.	The business entertainment expense must avoid even the appearance of impropriety.

viii.

Items customarily considered entertainment, such as sporting events, will be considered gifts if the provider is not in attendance, regardless of whether the gift is given by BX Persons or received by BX Persons.

c.	Entertainment Outside the Geographic Area

Without limiting the foregoing, the LCD’s prior consent is required where BX Persons wish to accept or make an offer of entertainment that involves any travel outside of the metropolitan area where the BX Person (or recipient) works and has a value which exceeds $1,000 per individual.

Non-US employees are subject to different regional requirements and should either refer to the relevant Business Unit Manual and local compliance manual supplements and/or contact the LCD for details.

d.	Entertainment of US and non-US Government Officials

Employees should note that strict rules are likely to apply to providing business entertainment to US federal, state and local government employees, including public pension fund employees. Because the rules vary among government entities, employees must contact the LCD before providing any entertainment to any US Government Official.

Subject to the general guidelines, before providing any business entertainment to a non-US Government Official with a value exceeding $300 per individual, all BX Persons must consult with the LCD and obtain specific written authorization.

e.	Entertainment of Persons Associated with Labor Organizations

Subject to the general guidelines, prior to providing any hospitality or entertainment to any persons associated with a labor organization (e.g., a tradespersons union), including such organization’s officers, employees, representatives, and/or trustees of labor union pension plans, all BX Persons must consult with the LCD and obtain specific written authorization.

f.	Entertainment involving Non-US Employees

Non-US Employees are subject to additional pre-approval limitations when giving or receiving entertainment and should either refer to the relevant Business Unit Manual and local compliance manual supplements or contact the LCD for details.

Code of Ethics	Blackstone | 38

HIGHLY CONFIDENTIAL & TRADE SECRET

g.	Entertainment Given by or on behalf of BAAM Personnel

BAAM persons or BX Persons acting on behalf of BAAM are subject to additional limitations and should either refer to the relevant Business Unit Manual for BAAM or contact the LCD for details.

4.	Relationships with Suppliers

BX encourages good supplier relations. However, employees may not benefit personally, whether directly or indirectly, from any purchase of goods or services for BX. Employees whose responsibilities include purchasing (be it merchandising, fixtures, services or other items), or who have contact with suppliers, must not exploit their position at BX for personal gain. Generally, employees may not receive cash, cash equivalent gifts (e.g., gift cards) or other items of value from any supplier, either directly or indirectly unless it is not pursuant to a quid pro quo and is not related to hiring or other business decisions (e.g., random chance raffle). Ordinary and customary periodic holiday gifts of a de minimis amount are also permitted, subject to compliance with any requirements of BX as well as the business unit in question.

5.	Gift and Entertainment Log and Expense Reporting

All gifts and entertainment given or received by BX Persons that require pre-approval must be entered in the Request Center, which is accessible via BX’s Intranet. No such gift or entertainment should be purchased or accepted until the LCD has given specific written approval.

Any expenses incurred in connection with the purchase of a gift or the provision of business entertainment must be properly approved and fully recorded in the employee’s expense report. All gifts and entertainment should be expensed to the Company pursuant to the relevant expense policy and generally should not be expensed to any individual fund or deal.

This Policy may not be circumvented, including by using personal funds to pay for a gift or business entertainment (or to cover the additional cost over the relevant gift or entertainment limits) in order to avoid entering such gift or business entertainment in the Request Center. This Policy does not apply to gifts or entertainment given or received involving a BX Person and his or her personal friends or family members that is not related to BX business, but BX Persons should be mindful of managing actual or perceived conflicts of interest or even the appearance of impropriety in interactions with personal friends and family members who are representatives of third parties who may seek to do business with BX.

In relation to business entertainment expense reporting, the expense report must enumerate all attendees, including the name of each attendee and his or her title and place of employment (and specifically whether the attendee is a Government Official) and provide a business purpose for the entertainment.

Code of Ethics	Blackstone | 39

HIGHLY CONFIDENTIAL & TRADE SECRET

Spending Limits5 Summary

The Spending Limits Summary below is intended to be a general guide. Non-US Employees, in particular those in the APAC and EMEA regions, are subject to additional reporting thresholds when giving and receiving gifts and entertainment and should either refer to the relevant Business Unit Manual and local compliance manual supplements or contact the LCD for details.

	To US Gov’t Official	To Non-US Gov’t Official	To Labor Union Personnel	To Any Other Person	Other Conditions
Giving a Gift[6]	Prohibited absent a specific exception from LCD	Above $100 requires pre-approval	Pre-approval Required	$500	All gifts given by BAAM and FINRA-registered[7] employees require pre-approval

Providing Entertainment	Pre-approval Required in All Cases	Above $300 requires pre-approval	Pre-approval Required	Must be Reasonable in Value Pre-approval required if in excess of $1,000 and provided outside area where the employee works	BX personnel must be present for entertainment; otherwise it is deemed a gift

6.	Internships / Employment

The hiring of all candidates should be undertaken within the normal HR process. Candidates should be assessed using the same standards that would apply to any other candidate for the same role, and against the specific BX criteria applicable to that role.

On occasion, persons (or relatives thereof) who are affiliated with Government Officials or limited partners, suppliers, contacts or clients of BX and/or BX Persons in any way (“Candidates”) may be considered for internships or employment at BX.

With respect to such internships or employment, (i) if a Candidate is being considered for an internship or employment at BX within the ordinary course of filling a position, the LCD must be notified of the relationship between the Candidate or his or her immediate family (or an entity with which such family member is employed or otherwise affiliated) and the relevant BX Persons, and (ii) if a Candidate is interviewed outside of the ordinary course of filling a position, any internship or employment offer must be pre-approved in writing by the LCD.

While there is no prohibition on hiring a Candidate, the Candidate must be hired on his or her own merit, and the objective of any such hire must not be to reward improper performance or obtain an unfair business advantage.

BX Persons may be subject to additional limitations when considering Candidates and should refer to relevant regional policies (e.g., April 6, 2020 “Hiring Process for Sensitive Candidates” Memorandum from Asia LCD) or contact the LCD for details.

7.	Kickbacks

BX prohibits “kickbacks” of fees or other compensation to clients, prospects or any other persons in return for leads or other assistance.

[5]

Blackstone personnel may be subject to specific business unit limitations, different geographic area requirements and lower local limits. Employees should refer to the relevant business unit or region-specific compliance manual or contact the LCD for details before providing or receiving gifts or entertainment.

[6]

Cash or cash equivalent gifts are always prohibited. A promotional item with the Firm’s logo valued under $100 does not count towards gift-giving limits or require pre-approval, except when provided to US Government Officials.

[7]	For FINRA-registered employees, all business gifts given must be pre-cleared in writing by the LCD and are subject to an annual $100 aggregated limit per recipient.

Code of Ethics	Blackstone | 40

HIGHLY CONFIDENTIAL & TRADE SECRET

8.	Charitable Contributions

Charitable donations can in some circumstances be used as a disguise for an improper payment; for example, where a donation is provided to a charity which is controlled by an individual as a means to induce a favorable decision by that person. Therefore, while community support and charitable donations are encouraged, BX Persons must be careful to ensure that charitable contributions do not constitute or give the appearance of an improper payment or conflicts of interest. Requests from a representative (e.g., board member, officer or Government Official) of a government entity (e.g., public pension fund, sovereign wealth fund or foreign government) or any persons associated with a labor organization (e.g., a tradespersons union), including such organization’s officers, employees, representatives, and/or trustees of labor union pension plans, to a BX Person to make charitable contributions or other donations must be pre-cleared in writing by the LCD. As is the case with gifts, please note that the internal policies of these entities may have prohibitions related to such requests and contributions / donations. In addition, the prior approval of the LCD will be required for any contribution to a charity controlled by a foreign Government Official if BX Persons intend that such official be made aware of the contribution. BX Persons may, of course, exercise their personal right to make charitable donations from their own resources, providing this does not give rise to any appearance of impropriety for BX.

E.	Acquisition or Investment Related Due Diligence

As a regular component of due diligence performed with respect to potential investments or acquisitions, BX Persons will work with counsel to analyze any potential anti-corruption related issues with respect to the potential investment or acquisition. BX’s approach to anti-corruption due diligence is highly fact-intensive and is dependent upon the risks presented by each particular investment or acquisition. While the approach to due diligence will likely differ by business unit, the following should be considered:

1.	Initial Risk Assessment

Each of BX’s business units should consider the below primary (but not necessarily exhaustive) factors to identify potential anti-corruption risks arising from a specific investment. Responses to the following factors viewed in aggregate will drive whether further due diligence is required in section E.2:

•

Geography: whether the target is located in, has significant operations in, and/or derives significant revenue from jurisdictions perceived to be higher risk. One of the metrics that can be used to determine whether higher risk exists is a country’s ranking on the Transparency International Corruption Perceptions Index (“CPI”);

•

Industry: whether the target operates in an industry that is perceived to be higher risk, which may include, but is not limited to, construction, oil/gas, mining, pharma / healthcare, and telecommunications;

•

Government Interactions: whether the target’s business requires extensive interactions with Government Officials or reliance on government business, whether directly or through reliance on third parties (e.g., whether the target has government sales or procurement activity or a material portion of target’s business is contingent upon discretionary licenses or permissions);

•

Nature of Investment: whether the target investment is a public or privately held company and the degree of control BX will have over the target post-closing, including but not limited to indicia of control via voting board seats, veto rights over substantive business activities, and convertible securities.

Code of Ethics	Blackstone | 41

HIGHLY CONFIDENTIAL & TRADE SECRET

If after considering the above factors the business unit determines that no further anti-corruption due diligence is required, the business unit should memorialize and retain its determination in writing in a central repository.

2.	Due Diligence

Based on the results of the initial risk assessment in 1.5.1 above, the business unit should determine the appropriate pre-investment anti-corruption due diligence, which generally should include some or all of the following:

•

Conduct Media Search. Conduct a media search designed to gather relevant publicly available information concerning the target and any key shareholders and executives. The media search is designed to identify any historical corruption and related issues.

•

Complete Anti-Corruption Due Diligence Questionnaire. Completion of an anti-corruption due diligence questionnaire by the investment team or the target in order to gather information on the target’s ownership, operations, policies, procedures, and other potential corruption risk factors. See Exhibit C below, for a bank of sample questions that can be added as necessary to the questionnaire that deal counsel sends the seller, target or JV partner.

•

Gather and Review Relevant Documents. Gather and assess relevant information regarding the target, including, for example: revenue and assets by country; current anti-corruption policies and procedures; internal and third-party audit reports; documents relating to any compliance investigations; and contracts with key third parties.

•

Perform Reputation Assessment. Under circumstances presenting moderate to higher risk, a third-party investigative services firm may be engaged to gather further information on the target, its principals, and its beneficial owners. Such a search typically includes a review of publicly available sources and may also include reputational inquiries with in-country sources, as appropriate.

•	Interviews. Interviews of one or more relevant personnel at the target may be warranted, especially if past problems exist.

•	Contractual Protections. Appropriate representations, warranties and covenants regarding compliance with anti-corruption laws should be sought in the acquisition agreement with the target.

Once the diligence steps are complete, BX (or counsel at BX’s direction) should prepare a short memorandum (or similar written documentation) briefly summarizing the initial risk assessment, anti-corruption due diligence steps taken, a narrative of the findings, and recommendations for post-closing mitigation or remediation. The business unit should retain the documentation in a central repository.

3.	Post-Investment Remediation and Monitoring

Business units should, as appropriate, continue to monitor their investments and should work with the target to seek to ensure a strong culture of compliance. Issues identified and recommendations made during the due diligence process should be tracked and remediated as appropriate with updates to remediation progress documented periodically.

Code of Ethics	Blackstone | 42

HIGHLY CONFIDENTIAL & TRADE SECRET

F.	BX Fund Investor Related Due Diligence

Fundraising and client solicitation may pose heightened risks of anti-corruption liability. Because the offer of sweetheart deals, gifts, travel, entertainment or anything else of value to prospective fund investors could be seen as creating even the appearance of inducing investment, particular care should be taken with regard to interactions with prospective BX fund investors that are state-owned like sovereign wealth funds and public pension funds that are based in jurisdictions perceived to be higher risk (e.g., by reference to Transparency International’s CPI).

Please refer to sections D.1.d and D.3.d above when interacting with prospective state-owned investors. Any questions about due diligence to be conducted on prospective fund investors generally should be sent to the LCD.

G.	Due Diligence for Consultants and Other Third Party Advisors

BX’s commitment to compliance with anti-corruption laws extends to the activities of third parties engaged by BX Persons. BX Persons should be careful to avoid any situations involving third parties that might lead to a violation of this Policy or any applicable anti corruption laws. Accordingly, the relevant business unit will ensure that appropriate anti-corruption and reputational due diligence is conducted by the business unit and the LCD and that the appropriate approval is obtained, each as set forth from time to time in applicable guidance issued by the business unit, prior to retaining, whether in connection with a prospective investment transaction for a BX fund or for any other purpose, a consultant, finder, placement agent, vendor or any other advisor or agent, joint venture partner or other representative who acts on behalf of BX, other than a well-recognized commercial bank, investment bank, consulting firm, accounting firm or law firm or other similar firm whose retention has previously been approved by the firm’s CLO. This requirement also applies to the retention of any such third parties by consortiums of investors of which a BX fund is a part, or by portfolio companies at the behest of BX.

1.	Due Diligence

Prior to entering into an agreement with any third party who acts on behalf of BX (other than a well-recognized or previously approved third party, as noted above), BX (or counsel at BX’s direction) shall perform appropriate anti-corruption-related due diligence and obtain from the third-party appropriate assurances of ongoing compliance with the FCPA, the UK Bribery Act and other applicable anti-corruption laws and BX policies. Taking into account the nature, duration, cost and scope of the services to be provided, the risk of corruption in the jurisdictions in which the third party is based or provides its services, and whether the third party is regulated and/or has the licenses required to operate in those jurisdictions, the level of due diligence should generally include some or all of the following:8

•	Formal AML/KYC checks. Complete formal AML/KYC checks where required under local policy or law.

•

Media Search. Conduct a media search designed to gather relevant publicly available information to identify any historical corruption and related issues concerning the third party. The name of the third party and any other key individuals or entities should also be checked against the SDN List and other appropriate databases to ensure that they are not subject to business restrictions by the US Government or other government agencies.

•	Reference Checks / Relevant Policies. Under some circumstances, BX may ask for client lists and reference checks, as well as relevant anti-corruption policies or similar documents.

[8]	At the direction of its LCD or outside counsel, each business unit can formulate its own procedures on how to satisfy and document the due diligence requirement.

Code of Ethics	Blackstone | 43

HIGHLY CONFIDENTIAL & TRADE SECRET

•

Reputational Due Diligence. Under circumstances presenting moderate to high risk, an investigative services firm may be engaged to gather further information on the third party and any key individuals.

•	Interviews. Based on the results of the above steps, interviews of the third party or any key individuals may be warranted, especially if past problems exist.

•

Contractual Protections. Appropriate representations, warranties and covenants regarding compliance with anti-corruption laws should be sought in the agreement with the third party, including prohibitions on entering into sub-contracting and arrangements without BX’s consent. In addition, the third party may be required to undergo training and adopt appropriate anti-corruption policies.

Once the diligence steps are complete, BX (or counsel at BX’s direction) should prepare a memorandum (or similar documentation pursuant to guidance from the respective business unit’s LCD) summarizing the due diligence steps taken, a narrative of the findings, and recommendations on a way to move forward with the engagement. The business unit should retain the documentation in a central repository.

2.	Approvals

BX business units generally should prepare a memorandum / email (or similar documentation) setting forth the commercial rationale, amount, scope, duration, any other key terms of the third-party agreement, and any bribery, reputational or regulatory risks identified for review and approval by the portfolio manager, and the investment committee of the relevant strategy.

BX Persons may be subject to additional limitations when considering certain types of third parties and should refer to relevant policies and guidance documents or contact the LCD for details. With regard to additional policies and procedures that may apply to third party vendors, please consult the Vendor Risk Management Policy.

3.	Post-Investment Monitoring

Business units should continue to monitor their third parties. Issues identified and recommendations made during the due diligence process should be tracked and remediated as appropriate with updates to remediation progress documented no less than annually.

H.	Conflicts of Interest with Suppliers

Employees who have a conflict of interest involving a supplier’s provision of goods or services to BX, BX funds, or portfolio companies (either pecuniary or otherwise) should not approve any invoices or payments for such goods or services. The foregoing sentence shall not apply to a passive investment by a BX employee in (i) publicly traded companies where he or she own less than 5% of the supplier’s outstanding securities of any class or (ii) funds (e.g., mutual funds, hedge funds, private equity funds) where he or she would directly or indirectly own less than 5% of the supplier’s outstanding securities of any class.

I.	Requests from US and non-US Government Entities

If a representative (e.g., board member, officer or Government Official) of a government entity (e.g., public pension fund, sovereign wealth fund or foreign government) requests or solicits any political contribution, charitable donation, employment referral or any other type of favor from a BX employee, they must contact the LCD before responding to such request or solicitation.

Code of Ethics	Blackstone | 44

HIGHLY CONFIDENTIAL & TRADE SECRET

J.	Penalties for Violations

In addition to jeopardizing BX’s business reputation, violations of anti-corruption laws can subject both BX as well as BX Persons to substantial criminal and civil penalties. In addition to those penalties, violations of this Policy may result in discipline by BX, including reprimand, suspension or termination. BX may also report violations of this Policy to the appropriate regulatory or law enforcement authorities.

Code of Ethics	Blackstone | 45

HIGHLY CONFIDENTIAL & TRADE SECRET

SECTION E – POLITICAL CONTRIBUTIONS

(Extracted from the Blackstone Inc. Global Compliance Policies Manual)

J.	Political Contributions

Political contributions or other political activity could be restricted by law or agreement or could have seriously negative business ramifications to BX as a result of current or prospective business relationships with related governmental bodies. Consequently, BX employees, their Families, and certain senior advisors are not permitted to make political contributions to, or volunteer for, any candidates for US state or local political office, or state or local political parties or political action committees. This ban extends to a candidate for US federal office who currently holds a state or local office.

For purposes of this policy, political contributions include: cash or other items of value, soliciting or coordinating contributions, fundraising activities (e.g., hosting a cocktail party), making in-kind contributions (e.g., providing legal and/or financial advisory services, subsidizing food and beverage at an event), and/or using Blackstone resources (e.g., offices or conference rooms) for volunteer activities. Although volunteer activities are not necessarily considered a political contribution, such activities could result in “in-kind” contributions and are thus governed by this policy.

With respect to political contributions to, and volunteer activities for, (1) candidates for US federal office, or federal political parties, or political action committees, and (2) candidates, political parties, and political action committees in jurisdictions outside the US (e.g., a contribution to a candidate running for office or political party in India), BX employees, their Families, and certain senior advisors must obtain prior approval by submitting a request to the LCD via the Request Center. The requirement to obtain prior approval may be extended to consultants at the discretion of the LCD.

For purposes of this policy, dependent children of Blackstone employees and dependent children of their spouses / domestic partners at the age of 21 or above may be permitted to perform volunteer activities on behalf of a local, state, or federal candidate, or party or political action committee as long as it has been precleared in all circumstances by LCD.

The request for clearance should include the name of the recipient of the proposed contribution, the political office being sought (and any current office held), and the amount and approximate date of the contribution. In the case of a solicitation or coordination of contributions or other activity, the request should include a description of the relevant event or activity. The LCD will respond to the request granting or denying clearance. This requirement applies to contributions made by an employee, certain senior advisors, and members of their Family (as defined in Article IV, Section E(1)(b)(iii)). Note that foreign nationals (other than green card holders) are prohibited from making any contributions or expenditures in connection with any election in the US. If a contribution or other activity is not completed within a reasonable amount of time after receiving approval, a new request for approval must be made.

BX employees serving as portfolio company officers or directors should not participate in any discussions or decisions relating to portfolio company political activity.

In addition, any entity retained to distribute BX funds or products may not solicit business from governmental bodies unless the entity represents in writing that it is a broker-dealer registered with FINRA and is subject to its rules.

Code of Ethics	Blackstone | 46

HIGHLY CONFIDENTIAL & TRADE SECRET

SECTION F – OUTSIDE BUSINESS ACTIVITIES

(Extracted from the Blackstone Inc. Global Compliance Policies Manual)

D.	Outside Employment and Business Activities

No BX personnel, full-time or part-time, shall engage in an outside business activity, including being employed by or accepting any remuneration from, or performing any services for, any person or entity other than BX or any affiliate thereof, except as specifically authorized in advance and documented by the LCD. Examples of outside business activities or employment include, among others: (1) serving as a director, trustee, officer or committee member of organizations other than BX, including public or private corporations and limited and general partnerships, (although employees are generally not permitted to serve on the boards of for-profit public or private companies other than those affiliated with Blackstone (e.g., portfolio companies)); (2) being employed by firms or companies, including portfolio companies (other than at the direction of BX), suppliers, investors and/or competitors of BX or portfolio companies; and (3) engaging in any other activity for which an employee receives income and (i) requires more than a de minimis amount of such person’s time (i.e., more than five hours a week), or (ii) might reasonably give the appearance to a third-party that such activity is sponsored by or through Blackstone. This policy does not apply to non-investment related activities that are exclusively charitable, civic, religious or fraternal, that are recognized as tax exempt and for which the employee receives no compensation; however, if such activities are investment-related (such as serving as a director, trustee or officer with an investment-related role or as a member of the investment committee of any charitable, civic, religious or fraternal entity (e.g., endowments, foundations, clubs, churches, lodges or similar organizations)), this policy will apply. BX personnel should contact the LCD if they have any questions as to whether their activities constitute Outside Business Activities as described in this section.

All employees are required to submit a request to the LCD via the Legal and Compliance Request Center (“Request Center”) prior to engaging in any outside business activities covered by the above. The LCD, and senior management on a case-by-case basis, as determined by the LCD will review the request and if necessary, impose conditions or limitations or prohibit the activity completely. The LCD will document and keep records of this process. Any outside business activity, whether or not it requires a license (such as insurance or real estate), must be kept entirely separate from, and should not conflict with, an employee’s BX business activities and responsibilities and in no case should BX e-mail or other communication systems or services or resources be used to conduct any such outside business activity.

If an employee or relevant senior advisor is a director of any non-Blackstone affiliated entity (e.g., not a portfolio company), BX shall reflect such fact on BX’s Watch List and monitor trading in such entity’s securities as necessary (see also Article IV, Section C(5) below).

BX personnel who are registered with FINRA (and BX personnel acting on behalf of such FINRA-registered personnel) (collectively, “Broker-Dealer Personnel”) should consult the policies and procedures applicable to their respective business units for additional information regarding outside employment and business activities.

Employees must immediately inform the LCD if the status of their outside business activity changes materially (e.g., new role or different responsibilities or termination of relationship). The LCD may impose additional or different conditions or limitations on a previously approved outside business activity or prohibit the employee from continuing such activity.

Code of Ethics	Blackstone | 47

HIGHLY CONFIDENTIAL & TRADE SECRET

EXHIBIT A

POTENTIALLY MATERIAL CORPORATE OR OTHER DEVELOPMENTS9

•	A joint venture, merger, acquisition, tender or exchange offer. A proposal or plan for any such transaction, even if preliminary in nature

•	The declaration, omission, or change of dividends

•	The announcement of actual or estimated earnings or other financial information

•	A stock split or stock dividend

•	A significant change in management or control

•	Additions to reserves for bad debts or contingent liabilities. Write-offs to earnings

•	A call of securities for redemption

•	The borrowing of a significant amount of funds

•	Public or private sale of additional securities

•	New product, discovery or technology news

•	The purchase or sale of a significant asset or assets

•	An event requiring the filing of a report under the Securities Exchange Act of 1934

•	The announcement of a share repurchase program

•	A tender or exchange offer for another company’s securities

•	Defaults on long-term obligations or under the terms of such obligations

•	Knowledge or awareness of a news story or analyst’s report on the company which will be forthcoming in the immediate future

•	Knowledge or awareness of market activity by other persons designed to affect the price of a security or which is likely to do so

•	A change in interest rate policy by the Federal Reserve

•	The release of economic data (e.g., trade deficit or industrial production data, or unemployment or inflation rates)

•	Other news, such as governmental or regulatory developments, likely to have an impact on a particular sector, industry or the securities markets generally

•	Significant litigation or investigation by a securities regulatory body or SRO

•	Reorganizations or recapitalizations

•	Bankruptcies or receiverships

•	Significant developments regarding customers or suppliers

•	Change in auditors

•	Significant regulatory actions

[9]	This list is not exhaustive and, depending on all of the facts and circumstances of a given situation, other developments might be material, while some of the items listed might not be material.

Code of Ethics	Blackstone | 48

HIGHLY CONFIDENTIAL & TRADE SECRET

EXHIBIT B

INFORMATION WALL PROCEDURES

BLACKSTONE INC.

These procedures outline certain information wall procedures with respect to Blackstone Inc. (“Blackstone”). These procedures are meant to govern (i) Blackstone’s “private side” business units, currently, Private Equity, Tactical Opportunities, Real Estate, Multi-Asset Investing (“BMAA”), Private Wealth Solutions (“PWS”), Infrastructure, Life Sciences, the Capital Markets Group (“BXCM”), Asset Based Finance (“ABF”), Blackstone Innovations Investments, and Insurance Solutions (“BISA”), (ii) Blackstone’s “public side” businesses, currently, Hedge Fund Solutions / BAAM (“HFS”), Blackstone Credit (“BXC”) and Harvest, and (iii) Strategic Partners (“SP”).10 Private side businesses are those which routinely acquire Confidential Information (as defined in Article III B.1 of Blackstone’s Global Compliance Policies Manual) and generally do not trade in the public markets. Public side businesses are those which regularly trade in the public markets. SP is considered a separate group for information wall purposes and is generally walled off from the private and public side groups. Additional policies and procedures relating to SP are attached hereto as Appendix A. From time to time, certain Blackstone businesses may serve as sub-advisors (“Blackstone Sub-Advisors”) to funds and accounts sponsored by other Blackstone businesses (“Blackstone Sub-Advisory Clients”). Given the frequency of communications across Blackstone’s information walls required for Blackstone Sub-Advisory Clients to monitor the portfolios that Blackstone Sub-Advisors manage for them, Blackstone has implemented a policy to facilitate such communications as attached hereto as Appendix B.

These procedures also covers Blackstone Securities Partners L.P. (“BSP”), Blackstone’s registered broker-dealer. BSP consists primarily of three businesses: BXCM, PWS, and Institutional Client Solutions Group (“ICS”). For purposes of these policies and procedures, BXCM and PWS are considered private side groups and ICS personnel are considered to be part of the business unit in which they work. ICS “generalists” are considered to be private side.

The private side, HFS, BXC, Harvest and SP each constitute a separate “Group” for purposes of these policies and procedures.

I.	General Information Wall Rules

1.

Subject to specific wall crossing procedures described below, the communication of Confidential Information between Groups is not permitted without the prior approval of one of John Finley, Peter Koffler, Marisa Beeney, David Thayer, Omar Rehman, Susannah Lindenfield, Li Chian See, Jeffrey Iverson, Anna Guerin, Scott Mathias, Madeleine Russo, Toula Bougiamas, Stephen O’Connor, Anthony Merhige, Neil Schwartz, Anthony DeRose or Marshall Sprung (collectively, “Senior Compliance Staff” or “SCS”).

2.

Subject to the exception set forth in paragraph 3 below, SCS or their designee should be advised in advance via e-mail of all meetings or phone conversations between Groups relating to the sharing of information, and generally should be copied on all significant communications between Groups relating to the sharing of information.

[10]

For purposes of these Information Wall Procedures (i) the Blackstone Real Estate Debt Strategies (BREDS) is considered part of the Real Estate group, (ii) HFS’s Strategic Opportunity (BSOF), Strategic Alliance (SAF), Strategic Capital (BSCH) and daily liquidity funds (BAIA) are considered part of HFS, and (iii) Blackstone Total Alternatives Solution (“BTAS”) is considered part of BMAA.

Code of Ethics	Blackstone | 49

HIGHLY CONFIDENTIAL & TRADE SECRET

3.

SCS or their designee need not be advised of informal, unscheduled macro-level conversations (e.g., interest rates or state of markets). SCS or their designee should be contacted if there is any doubt as to whether a communication falls within this category. Company-specific conversations between Groups where no Group present has (i) Confidential Information or has signed a confidentiality agreement (“CA”) relating to any company to be discussed, (ii) a substantive relationship or involvement with any company to be discussed or (iii) an investment in, or is presently contemplating an investment in, any company to be discussed will generally be permissible provided that SCS or their designee should be contacted in advance in order to confirm the foregoing conditions are satisfied with respect to each participating Group.

4.

SCS or their designee will “chaperone” any meeting or phone conversation where one of the Groups present has Confidential Information or has signed a CA. SCS will determine on a case-by-case basis whether to chaperone meetings where no Group present has Confidential Information or has signed a CA.

5.	SCS may delegate the chaperone function to other employees in the Legal and Compliance Department (“LCD”) as appropriate.

6.

SCS, by sending supplemental memoranda or e-mails to Blackstone professionals, at any time may make any necessary adjustments to these procedures, either generally or in respect of a particular issuer.

7.

If an employee receives or suspects to have received Confidential Information from another Group about an issuer, the employee must immediately inform LCD so that, if necessary or appropriate, trading by the receiving Group can be suspended in the issuer’s securities or loans.

8.	Employees of one Group generally should not disclose that Group’s trading positions or investments to another Group without the consent of SCS or a designee.

9.

When employees of one Group receive Confidential Information from another Group, the recipient and typically his/her Group will be considered restricted on the name in question to the same extent as the Group that provided the Confidential Information.

10.

The Blackstone Management Committee, LCD, Public Affairs, Shareholder Relations, Government Relations, and certain senior members of the Chief Administrative Officer’s office are considered “above-the-wall” with respect to the information walls. “Above-the-wall” personnel may receive information about all groups. This is necessary to enable such personnel to perform their supervisory or other responsibilities on behalf of Blackstone. Other individuals, including senior personnel in other business units, may be treated as “above-the-wall” for specific, limited purposes from time to time. In such cases, Confidential Information about specific issuers and Confidential Information about a Group’s investment activities will be shared on a limited, as needed basis.

11.	Each Group is physically separated from the other Groups and employees from one Group should not be present in the physical space of another Group without a proper purpose.[11]

[11]

On an infrequent basis, due to space limitations, certain office locations outside of New York City have employees from multiple Groups on the same floor without a physical barrier between such Group(s). However, investment personnel of multiple Groups are physically separated.

Code of Ethics	Blackstone | 50

HIGHLY CONFIDENTIAL & TRADE SECRET

12.

LCD receives and consolidates position data from each Group to determine if there are any regulatory filing requirements triggered by such consolidated positions in the context of the information walls described in this policy.

II.	Communications between Groups

1.

If neither Group has signed a CA, and neither has any Confidential Information, communications between the Groups may be permitted by SCS with or without a chaperone as determined by SCS, but typically will be limited to communications about an industry or asset class as opposed to a specific issuer.

2.

From time to time personnel from various Groups including public side and private side businesses will meet to facilitate discussions of strategy, industry, asset classes or market sectors (e.g., energy, telecommunications) and in some cases the potential for collaboration across Blackstone. Policies and procedures will be developed specific to these meetings to address information wall considerations and limit access to Confidential Information.

3.

If both Groups have signed CAs and each has the same Confidential Information, communications for which there is a business need will be permitted absent unusual circumstances, typically without a chaperone. If the Groups have different Confidential Information, then SCS’s approval of the communications will depend on the nature of the Confidential Information that is different, and SCS or their designee typically will chaperone the communications.

4.

If one Group has signed a CA or has Confidential Information with respect to an issuer and the other Group has not signed a CA and has no Confidential Information as to that issuer, SCS generally will permit a discussion between the Groups relating to the issuer’s industry in general or a different issuer in the same industry. SCS or their designee typically will chaperone such discussions to make sure Confidential Information is not shared. SCS generally will significantly restrict communications between the two Groups that relate to the issuer about which one of the Groups has Confidential Information or has signed a CA, unless (i) the other Group is willing to become restricted as to that issuer, and (ii) sharing information would not violate the terms of any agreement to which the disclosing Group is a party. Particular scrutiny will be applied where one Group has material, non-public information as to the issuer or has a representative on the board of the issuer.

III.	Communications among Private Side Businesses

1.

Subject to the limitations set forth below, it is generally permissible for any private side business to communicate Confidential Information or information subject to a CA to another private side business.

2.

All communications of Confidential Information between different private side businesses must occur on a need-to-know basis, not to the detriment of the business providing the information or its clients and not in violation of any confidentiality obligation.[12]

[12]

The EU Market Abuse Regulation (“MAR”) may impose additional restrictions with respect to the handling of confidential information. Employees should refer to the relevant MAR policies and procedures for additional information.

Code of Ethics	Blackstone | 51

HIGHLY CONFIDENTIAL & TRADE SECRET

3.

Employees should generally confirm with the business with which they intend to share Confidential Information or information subject to a CA that the receiving business is willing to receive such information. Sharing information subject to a CA may subject the receiving private side business to the confidentiality obligations set forth in the applicable CA. While it is not required to check these interactions with the LCD, employees are encouraged to do so if there are any questions or concerns.

4.

Private side employees must at all times be mindful of their Group’s fiduciary duties to limited partners, and should act accordingly in determining whether to communicate Confidential Information to other private side Groups.

5.	SCS may implement temporary walls among the private side Groups as necessary to address confidentiality or fiduciary concerns relating to a specific transaction or issuer.

IV.	Blackstone Multi-Asset Advisors

Employees from other Groups may serve on BMAA investment committees and working groups. For the avoidance of doubt, any information sharing between BMAA and such other Groups will be subject to the rules for “Communications between Groups” (Section II above) and the rules for “Communications among Private Side Businesses” (Section III above), as applicable. Any investment committee meetings will be chaperoned by SCS or their designee and the communications documented in the minutes of such meeting. In addition, written procedures are maintained relating to the attendance of other Groups at such meetings.

V.	Blackstone Insurance Solutions

Employees from other Groups may serve on BISA investment committees and working groups. For the avoidance of doubt, any information sharing between BISA and such other Groups will be subject to the rules for “Communications between Groups” (Section II above) and the rules for “Communications among Private Side Businesses” (Section III above), as applicable. Any investment committee or working group meetings will be chaperoned by SCS or their designee and the communications documented in the minutes of such meeting or in a chaperone log. In addition, written procedures are maintained relating to the attendance of other Groups at such meetings.

VI.	Blackstone Liquid Alternative Funds

Blackstone Alternative Multi-Strategy Fund is an open-end mutual fund managed by Blackstone Alternative Investment Advisors LLC (“BAIA”). Blackstone Diversified Multi-Strategy Fund is a UCITS fund managed by BAIA. The members of Blackstone’s Management Committee may not (i) serve on BAIA’s or either of these funds’ investment committees or attend such investment committee meetings, (ii) have access to these funds’ portfolio positions, or (iii) serve on any of these funds’ Board of Trustees or Directors.

VII.	Communications between PWS and ICS Generalists and the Non-Private Side Groups

While PWS personnel and ICS generalists are otherwise considered to be part of the private side Group, PWS personnel and ICS generalists may communicate with a non-private side group without the prior approval of SCS as necessary to facilitate the solicitation and servicing of investors for such Groups.

Code of Ethics	Blackstone | 52

HIGHLY CONFIDENTIAL & TRADE SECRET

VIII.	Finance Professionals

Professionals who work in the Finance Department and are not part of a business unit (“Finance Department Professionals”) may receive information from multiple Groups as necessary to perform their duties for Blackstone. However, any information they receive about one Group is subject to Blackstone’s policies regarding confidential information and accordingly may not be shared with personnel in any other Group without the prior approval of SCS. Finance Department Professionals do not and should not engage in trading / investment activities in respect of any business unit, advise on trading / investment activities in respect of any business unit, or unless necessary to perform their job, communicate with other Blackstone personnel engaged in trading / investment activities in respect of any business unit.

Finance Department Professionals must report to and be supervised by other Finance Department Professionals and not professionals in a Group. Further, compensation for Finance Department Professionals must be decided by the Finance Department; compensation for senior members of the Finance Department may also be determined by Blackstone senior management. Finance Department Professionals’ compensation may not be based on the success of trading activities, but may be based on the success of Blackstone as a whole.

IX.	IT Professionals

Professionals who work in the Technology and are not part of a business unit (“IT Professionals”) may receive information from multiple Groups as necessary to perform their duties for Blackstone. However, any information they receive about one Group is subject to Blackstone’s policies regarding confidential information and accordingly may not be shared with personnel in any other Group without the prior approval of SCS. IT Professionals do not and should not engage in trading / investment activities in respect of any business unit, advise on trading / investment activities in respect of any business unit, or unless necessary to perform their job, communicate with other Blackstone personnel engaged in trading / investment activities in respect of any business unit.

IT Professionals must report to and be supervised by other IT Professionals and not professionals in a Group. Further, compensation for IT Professionals must be decided by Technology; compensation for senior members of Technology may also be determined by Blackstone senior management. IT Professionals’ compensation may not be based on the success of trading activities, but may be based on the success of Blackstone as a whole.

Code of Ethics	Blackstone | 53

HIGHLY CONFIDENTIAL & TRADE SECRET

EXHIBIT C

SAMPLE ANTI-CORRUPTION DUE DILIGENCE QUESTIONS

Below is a sample questionnaire that can be sent to potential targets or JV partners to identify corruption risk. There is no requirement to use these questions to the extent the business unit utilizes due diligence questions from outside counsel. These sample questions can be used in whole or in part and in coordination with outside counsel’s anti-corruption questionnaire.

Jurisdictions / Revenues:

•

Please provide a list of the countries in which the Company operates, identifying for each: (a) total revenue by country and (b) the approximate percentage of total global revenue derived from such country.

Government Relationships and Touchpoints:

•	Is the Company owned (in whole or in part) by any government or state-owned entity, or by any Government Official? If so, please describe the nature and amount of interest.

•

Please describe any key points where the Company may interact with government or government-affiliated organizations, such as government departments / agencies, state-owned entities, courts, government enforcement authorities, international organizations, or political parties.

•	Please identify the licenses, permits, certifications, or other regulatory approvals the Company generally obtains from government entities in the course of its business.

•	Does the Company have any material contracts with government-owned or controlled entities? If yes, has the Company used third-party agents in connection with obtaining any of these contracts?

Third Parties:

•

Please identify the role of agents, distributors, representatives, consultants or other types of third parties that the Company has used during the past [five] years. Does the Company use third parties to interact with Government Officials or regulators on its behalf? Explain, and identify how the Company compensates such agents, including whether any are compensated on a contingency or “success fee” basis.

•

Does the Company use measures such as due diligence, written contracts with anti-corruption, international sanctions, or export controls representations and warranties, training and certification, and compliance assessments, to assess, monitor, and control risk in its relationships with third parties? If so, please describe.

•

Does the Company routinely screen customers, vendors, consultants, distributors and other third parties against the US Department of the Treasury’s List of Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identifications List, the US Commerce Department’s Entity List and Denied Persons List, the EU financial sanctions list, or other international sanctions and restricted party lists?

•	Has a third party been terminated in the past [five] years for improper conduct? If so, please provide details.

•

Does the Company, or any person on its behalf, provide any things of value, including gifts, travel, or entertainment, to any customers or prospective customers that are Government Officials? If so, please provide details and an explanation of internal controls in place to approve and monitor these interactions.

•

In the past [five] years, has the company provided any charitable donations, political contributions, or educational research grants, at the suggestion or direction of a Government Official or other third party, to an organization or entity for which a Government Official or close relative of a Government Official serves as an officer, director, employee, or other personnel member? If yes, please provide details.

Code of Ethics	Blackstone | 54

HIGHLY CONFIDENTIAL & TRADE SECRET

Compliance Program and Related Controls:

•

Does the Company have a compliance program in place (e.g., policies, procedures, training and monitoring) which covers anti-corruption (including anti-bribery and anti-money laundering), international sanctions, export controls, and anti-boycott laws or policies (including policies of third parties that are implemented pursuant to contracts that the Company has executed)? If so, please provide copies of the relevant policies and describe and identify who is responsible for the administration of the compliance program (board of directors, General Counsel, Compliance Officer, CFO, etc.).

•

Does the Company have monitoring or other controls relating to the jurisdictions from and to which payments can be made (i.e., restricting or controlling payments to and from countries other than the countries in which payees / payers are domiciled)?

•

Does the Company conduct affirmative anti-corruption, international sanctions, or export controls assessments, such as through internal audits or a third-party auditor? If so, please provide copies of such internal audit or third-party audit reports.

Known Issues:

•

In the past [five] years, has the Company, or any other party while acting in the interests of the Company, been the subject of any past or pending legal or regulatory enforcement proceedings or investigations, indictments or allegations, including from government or private sources (such as whistleblowers), concerning possible violations of anti-corruption, fraud, international sanctions, or export controls laws or policies? If yes, please provide details.

Code of Ethics	Blackstone | 55

HIGHLY CONFIDENTIAL & TRADE SECRET

EXHIBIT D

Transparency International Corruption Perceptions Index13

Score	Country	Score	Country
36	El Salvador	27	Uganda
36	Cote d’Ivoire	27	Papua New Guinea
36	Albania	27	Djibouti
36	Algeria	26	Uzbekistan
36	Kosovo	26	Central African Republic
36	Thailand	26	Bangladesh
36	Vietnam	25	Madagascar
35	North Macedonia	25	Tajikistan
35	Mongolia	25	Cameroon
35	Bosnia and Herzegovina	25	Mozambique
35	Panama	25	Guatemala
34	Moldova	25	Iran
34	Philippines	25	Nigeria
33	Ukraine	25	Lebanon
33	Sierra Leone	24	Zimbabwe
33	Nepal	24	Honduras
33	Eswatini	22	Nicaragua
33	Zambia	21	Iraq
33	Egypt	21	Chad
32	Niger	21	Cambodia
31	Kenya	21	Eritrea
31	Mexico	21	Comoros
31	Kyrgyzstan	19	Afghanistan
31	Bolivia	19	Guinea Bissau
31	Pakistan	19	Burundi
30	Russia	19	Turkmenistan
30	Mali	19	Congo
30	Azerbaijan	18	Korea, North
30	Gabon	18	Haiti
30	Malawi	18	Democratic Republic of the Congo
29	Mauritania	17	Libya
29	Laos	16	Sudan
29	Togo	16	Equatorial Guinea
28	Paraguay	15	Yemen
28	Liberia	15	Venezuela
28	Dominican Republic	14	Syria
28	Myanmar	27	Somalia
28	Guinea	12	South Sudan
27	Angola

[13]	Current table can be found on http://www.transparency.org/. The above results are based on the 2020 index.

Code of Ethics	Blackstone | 56